EXHIBIT 10.112


                                  GROUND LEASE
                                  ------------

     THIS LEASE ("Lease") is made and entered into this 12th day of May, 2006, (the "Effective Date") by and between SUCIA SCOTTSDALE, LLC, a Delaware limited liability company ("Landlord"), and KIERLAND CROSSING, LLC, a Delaware limited liability company ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord is the owner of certain land in the City of Scottsdale, Maricopa County, Arizona upon which land Landlord intends to develop a mixed use development to be known as "Kierland Crossing" and

     WHEREAS, Landlord has agreed to lease a portion of the aforesaid land to Tenant herein for the period(s), at the rental and upon the terms hereinafter provided.

     NOW, THEREFORE, Landlord and Tenant covenant and agree as follows:

                                    ARTICLE 1
                                    ---------
                             BASIC LEASE INFORMATION
                             -----------------------

     1.1 In addition to the other provisions which are elsewhere defined in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Paragraph:

          (a) "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a member, partner, shareholder, director or officer of such Person or of an Affiliate of such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

          (b) "CCRs" means a mutually acceptable agreement covering the covenants, conditions, restrictions and easements which will provide for the integrated development and operation of the Development, as the same may be amended, restated, modified or supplemented from time to time.

          (c) "Claims" means all liabilities, claims, damages, losses, penalties, litigation, demands, causes of action (whether in tort or contract, in law or at equity or otherwise), suits, proceedings, judgments, disbursements, charges, assessments and expenses (including attorneys' and experts' fees and expenses incurred in investigating, defending or prosecuting any litigation, claim or proceeding).

          (d) "Common Areas" means, with respect to all or any portion of Complete Site, all areas, facilities and improvements designated as common areas in the CCRs.


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          (e) "Complete Site" means the real property described in Exhibit A-2.

          (f) "Constant Dollars" means the present value of the dollars to which such phrase refers. An adjustment shall occur on January 1 of the tenth calendar year following the Date of this Lease, and thereafter at five (5) year intervals. Constant Dollars shall be determined by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the Current Index Number and the denominator of which is the Base Index Number. The "Base Index Number" shall be the level of the Index for the month during which the Effective Date of this Lease occurs; the "Current Index Number" shall be the level of the Index for the month of September of the year preceding the adjustment year; the "Index" shall be the Consumer Price Index for All Urban Consumers ("CPI-U") for the West Region published by the Bureau of Labor Statistics of United States Department of Labor (base year 1982-84=100), or any successor index thereto as hereinafter provided. If publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then the Approving Parties shall substitute for the Index comparable statistics as computed by an agency of the United States Government or, if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index.

          (g) "Default Interest" means that interest rate set forth in Section 28.3.

          (h) "Development" means the Complete Site and buildings and other improvements from time to time constituting an integrated retail, office, residential and hotel mixed use development which Landlord and Tenant intend to construct or cause to be constructed, to be commonly known as "Kierland Crossing," shown substantially as the same shall exist after construction of the improvements contemplated under this Lease on the Site Plan, as the same shall be changed from time to time.

          (i) "Dial" means The Dial Corporation, a Delaware corporation.

          (j) "Dial Lease" means the following documents, collectively:

               (i) The Dial Corporation Lease Agreement for the Existing DTAC Building Interim Lease, dated June 30, 2002;

               (ii) Memorandum of Lease and Rights of First Refusal, dated June 30, 2000;

               (iii) Right of First Refusal Agreement, dated June 30, 2000;

               (iv) Declaration of Covenants, Conditions and Restrictions, dated June 30, 2000;

               (v) Estoppel Certificate dated April 17, 2001;

               (vi) First Amendment to Lease Agreement (Existing) DTAC Building, dated December 28, 2000;


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               (vii) Second Amendment to Lease Agreement (Existing) DTAC
Building, dated February 12, 2001;

               (viii) Third Amendment to Lease Agreement (Existing) DTAC Building, dated May 15, 2001; and

               (ix) Fourth Amendment to the Dial Corporation Lease Agreement for the Existing DTAC Building, dated April 1, 2003.

          (k) "Environmental Laws" means all federal, state and local laws, ordinances, rules, regulations, guidelines, decisions and orders now in effect or hereafter enacted that deal with the regulation or protection of the public health or environment (including the ambient air, groundwater, surface water and land, including sub-strata land), including, without limitation, all of the following: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Resource Conservation and Recovery Act, 42 ss. 6941 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300h et seq.; the Clean Water Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Occupational Health and Safety Act, 29 U.S.C. ss. 651 et seq.; the Arizona Hazardous Waste Management Act, A.R.S. ss. 49-921 et seq.; the Arizona Environmental Quality Act, Laws 1986, Ch. 368; Laws 1987, Ch. 317, as amended; the Arizona Underground Storage Tank Regulation Act, A.R.S. ss. 49-1001 et seq.; all regulations or guidelines adopted pursuant to any of the foregoing; and common law doctrines relating to the subject matter of the foregoing-listed laws.

          (l) "Floor Area" means, with respect to any space within the Development, the actual number of square feet of floor space of such space, measured to the center line of all party or adjacent tenant walls, to the exterior faces of all other walls and to the building line where there is no wall, without deduction or exclusion for any space occupied or used by columns, stairs or other interior construction or equipment within such space.

          (m) "Joint Development Agreement" means a mutually acceptable development agreement pursuant to which Landlord and Tenant will develop the infrastructure and common elements of the Development.

          (n) "Hazardous Substance" means any substance, matter, material, waste or pollutant, the generation, storage, disposal, handling, release (or threatened release), treatment, discharge or emission of which is regulated under any Environmental Law.

          (o) "Indemnify" means indemnify, defend (with counsel reasonably acceptable to Landlord) and hold free and harmless for, from and against.

          (p) "Landlord Parties" means Landlord, Landlord's Mortgagee, their respective agents, contractors and employees and all Persons claiming through any of those Persons.

          (q) "Landlord's Retained Land" means that portion of Complete Site described in Exhibit A-3.


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          (r) "Lease Year" means each twelve (12) month period beginning with
January 1, 2007 and each anniversary thereof.

          (s) "Losses and Liabilities" means all liabilities, claims, losses, causes of action, charges, penalties, damages, costs or expenses (including reasonable attorneys' fees and costs), of whatsoever character, nature and kind, whether to property or Person, whether by direct or derivative action, and whether known or unknown, suspected or unsuspected, or latent or patent.

          (t) "Mortgage" means a mortgage, deed of trust, security instrument or other instrument intended to secure indebtedness.

          (u) "Mortgagee" means the mortgagee, beneficiary or secured party under a Mortgage.

          (v) "Notice Address" means:

               (i)  for Landlord:     Sucia Scottsdale, LLC
                                      8320 E. Hartford Dr., Ste. 101
                                      Scottsdale, AZ 85255

                    with a copy to:   Lukins & Annis, P.S.
                                      717 W. Sprague Ave., Se. 1600
                                      Spokane, WA  99201
                                      Attn: James S. Black

               (ii) for Tenant:       Kierland Crossing, LLC
                                      150 East Gay Street, 24th Floor
                                      Columbus, OH 43215
                                      Attn: George A. Schmidt,
                                      Executive Vice President

          (w) "Partial Lease Year" means any portion of the Preliminary Term or Primary Term comprising less than a full Lease Year.

          (x) "Person" means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          (y) "Pre-leasing Condition" means the execution of a sublease by Tenant as sublandlord and Landlord or an Affiliate of Landlord as subtenant for no less than seventy-five thousand (75,000) square feet of Floor Area for office use on a "triple net" basis at a base rent of no less than Twenty-four Dollars ($24.00) per square foot of Floor Area, no more than Eight Dollars ($8.00) per square foot of Floor Area in Common Area maintenance costs and otherwise upon terms and conditions satisfactory to Tenant in its sole and absolute discretion.


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

          (z) "Preliminary Term" means that period of time from the Effective Date to the Rent Commencement Date.

          (aa) "Premises" means the portion of the Complete Site described in Exhibit A-1, together with all easement, hereditaments, rights, privileges and appurtenances to the same belonging.

          (bb) "Prime Rate" means the highest prime rate published in the Money Rates column of The Wall Street Journal.

          (cc) "Primary Term" means ninety-nine (99) Lease Years following the Rent Commencement Date.

          (dd) "Project" means the Premises and buildings and other improvements from time to time constituting an integrated retail and office mixed use development which Tenant intends to construct or cause to be constructed, as the same may be changed from time to time.

          (ee) "Rent Commencement Date" means July 15, 2006.

          (ff) Intentionally omitted.

          (gg) "Tenant Parties" means Tenant, Tenant's agents, contractors and employees, and all Persons claiming by, through or under any of these Persons.

          (hh) "Term" means the Preliminary Term and the Primary Term, collectively.

          (ii) "Waives" means that the applicable party waives and knowingly and voluntarily assumes the risk of.

     1.2 Reference to Articles and Exhibits appearing in this Article are intended to designate some of the other places in this Lease where additional provisions applicable to the particular Lease provision appear. These references are for convenience only and shall not be deemed all inclusive. Each reference in this Lease to any of the Lease provisions contained in Section 1.1 of this Article shall be construed to incorporate all of the terms provided for under such provisions and such provisions shall be read in conjunction with all other provisions of this Lease applicable thereto. If there is any conflict between any of the Lease provisions set forth in Section 1.1 of this Article and any other provisions of this Lease, the latter shall control.

                                    ARTICLE 2
                                    ---------
                                 DEMISE AND TERM
                                 ---------------

     2.1 Landlord, in consideration of the rents herein reserved and of the agreements, terms, covenants and conditions herein contained and expressed on the part of Tenant to be kept, performed and fulfilled, demises and lets unto Tenant, and Tenant hereby leases, hires and takes of and from Landlord the Premises during the Term, TO HAVE AND TO HOLD said Premises for the Term.


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

     2.2 Landlord acknowledges that Tenant's agreement to the terms of this Lease is subject to the satisfaction of the Pre-leasing Condition on or before June 1, 2006. If the Pre-leasing Condition is not satisfied or waived on or before June 1, 2006, then Tenant may terminate this Lease by written notice to Landlord, whereupon neither party shall have any further rights or obligations under this Lease. If Tenant terminates this Lease pursuant to this Section 2.2, Tenant shall deliver to Landlord all leases, letters of intent, marketing materials, prospect lists, site plans, leasing plans, models, elevations, plans and specifications, environmental reports, engineering studies, and other materials developed by or on behalf of Tenant for the purpose of developing and leasing the Project.

     2.3 Effective as of the Rent Commencement Date, Landlord hereby assigns all of Landlord's right, title and interest in and to the Dial Lease to Tenant and Tenant hereby assumes all of Landlord's rights and obligations under the Dial Lease. On or prior to the Rent Commencement Date, Landlord shall provide to Tenant evidence reasonably satisfactory to Tenant that Dial has consented to such assignment and has agreed that all rental payments and other obligations of Dial to the landlord under the Dial Lease are to thereafter be rendered by Dial to Tenant. If at any time prior to the Rent Commencement Date this Lease is terminated, the assignment and assumption of the Dial Lease under this Section
2.3 shall be void ab initio.

                                    ARTICLE 3
                                    ---------
                                      RENT
                                      ----

     3.1 Tenant shall pay to Landlord without notice or demand and without deduction or offset of any amount for any reason whatsoever, annual rent for the Premises ("Base Rent"), payable in advance in twelve (12) equal monthly installments on the first day of each month during the Primary Term (each such date, a "Rent Payment Date"). Should the Rent Commencement Date not be the first day of a calendar month, the first payment of Base Rent will be in a prorated amount that is based upon the applicable Base Rent amount and the actual number of days in the first partial calendar month of the Primary Term. No Base Rent or other charges shall be due or payable with respect to the Preliminary Term.

     3.2 Base Rent for the first Lease Year and any Partial Lease Year preceding the first Lease Year shall be an amount equal to the sum of Five Million Two Hundred Thousand Dollars ($5,200,000), which amount shall be non-refundable if this Lease has not been terminated on or before June 1, 2006 pursuant to Section
2.2 hereof.

     3.3 Commencing on the first day of the second (2nd) Lease Year and continuing on each anniversary thereof until the tenth (10th) Lease Year, the Base Rent shall increase to an amount equal to one hundred and one and one half percent (101.5%) of the Base Rent effective for the preceding Lease Year.

     3.4 Commencing on the first day of the eleventh (11th) Lease Year and continuing on each anniversary thereof until the fifteenth (15th) Lease Year, the Base Rent shall increase to an amount equal to one hundred and one and three quarters percent (101.75%) of the Base Rent effective for the preceding Lease Year.


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

     3.5 Commencing on the first day of the sixteenth (16th) Lease Year and continuing on each anniversary thereof until the twentieth (20th) Lease Year, the Base Rent shall increase to an amount equal to one hundred and one and eight hundred seventy five thousandths percent (101.875%) of the Base Rent effective for the preceding Lease Year.

     3.6 Commencing on the first day of the twenty-first (21st) Lease Year and continuing on each anniversary thereof until the fortieth (40th) Lease Year, the Base Rent shall increase to an amount equal to one hundred and two percent (102%) of the Base Rent effective for the preceding Lease Year.

     3.7 Base Rent for the fortieth (40th) Lease Year (the "Base Year") shall be the Fair Market Rent (as defined below) and determined in the following manner.

          (a) The term "Fair Market Rent" means an amount that represents the fair market rent for the Premises, as if vacant and unimproved and unencumbered by this Lease or any subleases of space in the Project and otherwise under the terms and conditions of this Lease, but considering then current market conditions.

          (b) Landlord and Tenant will negotiate in good faith to determine Fair Market Rent. If Landlord and Tenant are unable to do so at least one hundred eighty (180) days before commencement of the Base Year, the Fair Market Rent will be determined by appraisal. Landlord will obtain from a real estate appraiser an MAI appraisal of the fair market value for the Premises, as if vacant, unimproved, and unencumbered by this Lease or any subleases (the "Premises Value") as well as a fair market value capitalization rate (the "Cap Rate") for the Premises considering the then current market conditions and the then current use of the Premises. The Fair Market Rent shall be calculated by multiplying the Premises Value by the Cap Rate. If Tenant disagrees with the Landlord's appraiser's calculation of the Fair Market Rent, then Tenant will obtain its own MAI appraisal of the Premises Value, Cap Rate, and determination of Fair Market Rent. If the two appraised Fair Market Rent amounts are within ten percent (10%) of each other, the average of the appraised Fair Market Rent amounts will be the new Base Rent. If the two appraised Fair Market Rents differ by more than ten percent (10%) then a third appraisal will be obtained by an appraiser to be agreed upon by both the Landlord's and Tenant's appraisers and the average of the two closest appraised Fair Market Rent amounts will become the Base Rent. In no event shall the Base Rent be reduced below the previous year's Base Rent. Each appraiser shall be a certified Member of the Appraisal Institute (or any successor of such institute, or if such institute or successor shall no longer be in existence, a recognized national association or institute of appraisers) and have at least fifteen (15) years continuous experience in the business of appraising commercial and retail properties in the Scottsdale, Arizona area.

     3.8 Commencing on the first day of the forty-first (41st) Lease Year and continuing on each anniversary thereof until the end of the Primary Term, the Base Rent shall increase to an amount equal to one hundred and two percent (102%) of the Base Rent effective for the preceding Lease Year.

     3.9 If Tenant, at any time during the Primary Term, changes the primary use of the Premises (e.g. from "retail" to "residential", etc.), Base Rent for the Lease Year following the Lease Year in which such change of use is made shall be modified to be the then current Fair Market Rent, determined in accordance with


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Section 3.7 hereof, with the exception that the changed use shall be valued and not the current use. In no event shall the Base Rent be reduced below the previous year's Base Rent. Commencing on the first day of each succeeding year after a change in Base Rent in accordance with this Section 3.9, Base Rent shall increase to an amount equal to one hundred and two percent (102%) of the Base Rent effective for the preceding Lease Year.

     3.10 All amounts payable under this Article, as well as all other amounts payable by Tenant to Landlord under the terms and provisions of this Lease, shall be payable to Landlord's Notice Address, or at such other place as Landlord shall, from time to time, designate by notice to Tenant.

     3.11 In addition to Annual Base Rent, Tenant shall pay all Taxes, insurance premiums, and other sums, charges, liabilities, obligations and other amounts of whatsoever nature that are required to be paid by Tenant to Landlord pursuant to this Lease without deduction or offset of any amount for any reason whatsoever. Those additional amounts are collectively referred to as "Additional Rent." It is intended that the rent provided for in this Lease shall be absolutely net to Landlord throughout the Primary Term hereof, free of any taxes (except as provided in Section 4.6), costs, expenses, liabilities, charges or other deductions whatsoever, with respect to the Premises or Project and/or the construction, ownership, leasing, operation, maintenance, repair, rebuilding, use or occupation thereof, or with respect to any interest of Landlord therein. So long as Tenant is not then in default under this Lease and except as otherwise expressly provided in this Lease, Tenant may pay applicable items of Additional Rent directly to the person entitled thereto.

     3.12 Tenant acknowledges that late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease--including processing and accounting charges, and late charges that may be imposed on Landlord. As a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant, and in addition to any other charges provided for herein, Tenant agrees to pay Landlord a late fee of five percent (5%) of the overdue amount on all amounts not paid by Tenant to Landlord on or before the fifth (5th) day of each month. Any sums that remain unpaid to Landlord by Tenant after ten (10) days shall bear Default Interest until paid in addition to the late charge.

     3.13 On or before the Rent Commencement Date, Tenant, in Tenant's sole discretion, shall provide Landlord with either (i) United States government-backed securities, or (ii) a clean, irrevocable, and unconditional letter of credit, in an amount equal to the present value of the Base Rent for any Partial Lease Year after the Rent Commencement Date and the first four (4) full Lease Years of the Primary Term (the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant is in Default hereunder, Landlord may (but shall not be required to) draw on the Security Deposit for the payment of any Base Rent, Additional Rent, or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's Default. Provided Tenant is not in Default and is faithfully performing its obligations hereunder, Tenant may use the securities or funds securing the Security Deposit to make required payments


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

of Base Rent during the Partial Lease Year after the Rent Commencement Date and the first four (4) full Lease Years and upon such payment the amount of the Security Deposit shall be reduced by the amount of such Base Rent paid. On the first day of the fifth (5th) full Lease Year, the Security Deposit, as diminished, shall be released by Landlord in full and returned to Tenant. If Landlord's interest in this Lease terminates prior to such date, Landlord shall transfer the remainder of the Security Deposit to Landlord's successor-in-interest.

     3.14 On or before the Rent Commencement Date, Tenant shall provide to Landlord a letter of credit to be security for Tenant's construction of improvements on the Property from an issuer with at least a "BBB+" rating from Standard & Poor's in the amount of Twenty Million Dollars ($20,000,000) and otherwise on terms reasonably satisfactory to Tenant and Landlord. Tenant shall maintain such letter of credit (or replacement thereto) until the earlier to occur of (i) completion of construction of and the Leasing of Four Hundred Twenty-four Thousand Thirty-four (424,034) square feet of the Floor Area to be constructed by Tenant (determined in accordance with Article 6 hereof) ("Substantial Completion"), or (ii) four (4) years from the date such initial letter of credit was provided. "Leasing" for purposes of (i) above shall mean that Tenant has (x) entered into a lease with a subtenant, (y) received a certificate of occupancy for the space to be occupied by the applicable subtenant, and (z) the subtenant has commenced paying rent to Tenant. Such letter of credit shall provide that Landlord may draw upon the letter of credit only if Commencement of Construction has not occurred within forty eight (48) months from the date of the initial letter of credit or Tenant fails to provide Landlord a replacement letter of credit (to the extent required under this subsection) within thirty (30) days prior to the expiration of such letter of credit or replacement letter of credit. Should the letter of credit be drawn upon by Landlord, such payment shall be deemed a penalty payment made as Additional Rent hereunder and shall not be applicable to Base Rent, nor shall such payment relieve Tenant from its obligation to pay Base Rent due hereunder.

                                    ARTICLE 4
                                    ---------
                              TAXES AND ASSESSMENTS
                              ---------------------

     4.1 Promptly after the Rent Commencement Date, Landlord shall cause the Premises to be established as a separate tax parcel. Subject to Section 4.6 below, Tenant shall pay all real estate taxes, personal property taxes, business taxes, general or special assessments, water and sewer rents and charges, license fees, public charges, any occupancy tax or similar tax incurred from and after the Rent Commencement Date until the termination of this Lease, whether or not imposed on or measured by the rents payable by Tenant, and other governmental levies and charges, of any kind and nature whatsoever, which are assessed, levied, confirmed, imposed or become a lien upon the Premises or the improvements thereon, or both, or any part of either thereof, during the Primary Term of this Lease and any transfer, excise, transaction, sales, privilege, or tax measured by the rent payable by Tenant under this Lease or any tax solely on the rent payable by Tenant under this Lease, whether or not such tax is imposed on Landlord or Tenant (all of which are hereinafter referred to as "Taxes") levied or assessed against the Premises during the Primary Term.


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     4.2 Tenant agrees to pay or cause to be paid (except as hereinafter provided in this Article), at least twenty (20) days before any fine, penalty, interest or cost may be added thereto for the non payment thereof, all Taxes. If, by law, any Tax is payable or may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Tax), Tenant may pay the same (and any accrued interest on the unpaid balance of such Tax) in installments as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the non payment of any such installment and interest. Any Tax relating to a fiscal period of the taxing authority in which the Primary Term of this Lease shall commence or end (whether or not such Tax shall be assessed, levied, confirmed, imposed or become a lien upon the Premises or the improvements constructed thereon, or become payable in respect thereto during the Primary Term), shall be apportioned so that Tenant shall pay only that proportion of such Tax which corresponds with the portion of said period as is within the Primary Term hereby leased.

     4.3 Tenant covenants to furnish to Landlord, promptly upon request, official receipts (or true copies thereof) of the appropriate taxing authorities evidencing the payment of Taxes on the Premises and improvements thereon.

     4.4 Notwithstanding anything to the contrary herein contained, if Tenant deems any Tax relating to the Premises or the improvements thereon excessive or illegal, Tenant may defer payment thereof so long as the validity or the amount thereof is contested by Tenant in good faith and Tenant shall have deposited with Landlord a bond in form, and issued by a surety company, reasonably satisfactory to Landlord, or a sum of money or United States government bonds, notes, certificates or other government securities and other marketable securities satisfactory to Landlord, in an amount or of a value equal at all times during the period that such bond shall be in force, or of such deposit at least to the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Premises or any part thereof in said proceedings. If at any time during the continuance of such proceedings Landlord shall reasonably deem the deposit made with it or the amount of the surety bond insufficient, Tenant shall, upon demand, deposit with Landlord such additional deposit or such additional surety bond as Landlord and/or Landlord's Mortgagee may reasonably request, and upon failure of Tenant so to do, the amount theretofore deposited may be applied, or the securities may be sold by Landlord for the account of Tenant and the net proceeds of sale may be applied or the Tenant or surety shall pay the amount of said bond (and any such bond shall contain provision to that effect), and the same shall be applied, to the payment, removal and discharge of such Tax and interest and penalties in connection therewith and any costs, fees or other liabilities accruing in such proceedings, and the balance, if any, shall be returned to Tenant, provided Tenant is not in default hereunder. If the amount so deposited or the net proceeds from the sale of the securities or the amount paid by Tenant or its surety shall be insufficient for this purpose, Tenant shall forthwith pay to Landlord such additional sum as may be necessary to pay the same.

     4.5 Any contest as to the validity or amount of any Tax, whether before or after payment, may be made by Tenant, in the name of Landlord or of Tenant, or both, as Tenant shall determine, and Landlord agrees that it will, at Tenant's expense, cooperate with Tenant in any such contest to such extent as Tenant may reasonably request. It is understood, however, that Landlord shall not be subject to any liability for the payment of any costs or expenses in connection


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

with any such proceeding brought by Tenant and Tenant covenants to pay, and to indemnify and save Landlord harmless from, any such costs or expenses. Tenant shall be entitled to any refund of any such Tax and penalties or interest thereon which have been paid by Tenant or which have been paid by Landlord and reimbursed to Landlord by Tenant.

     4.6 It is expressly understood and agreed that Tenant shall not be required to pay, or reimburse Landlord for (i) any federal, capital levy, franchise tax, gross receipts tax, revenue tax, premium tax, income tax or profits tax of Landlord or any such tax imposed after the Effective Date by any state or local governmental authority or jurisdiction if such tax is determined on the basis of the general assets, or the general net income or net revenue of Landlord, or
(ii) any estate, inheritance, devolution, succession, transfer, stamp, legacy or gift tax which may be imposed upon or with respect to any transfer of Landlord's interest in the Premises.

     4.7 If Tenant fails to pay any Taxes when required to be paid pursuant to this Article 4 and that failure continues for more than five (5) days, then, in addition to any other remedies available to Landlord under this Lease, Landlord may pay such Taxes, in which event Tenant shall immediately reimburse Landlord for the amount thus advanced by Landlord, and pay Landlord an administrative fee in the amount of 15% of the amount thus advanced (to cover Landlord's processing and other administrative costs in connection therewith), and pay Landlord Default Interest on the amount advanced and the foregoing-described administrative fee from the date of the advance until paid by Tenant.

     4.8 Tenant shall pay all assessments chargeable against the Premises pursuant to the CCRs and incurred from and after the Rent Commencement Date until the termination of this Lease. If Tenant fails to pay such assessments when due and such failure continues for more than thirty (30) days, then, in addition to any other remedies available to Landlord under this Lease, Landlord may pay such assessments, in which event Tenant shall promptly reimburse Landlord for the amount thus advanced by Landlord, pay Landlord an administrative fee in the amount of 15% of the amount thus advanced (to cover Landlord's processing and other administrative costs in connection therewith), and pay Landlord Default Interest on the amount advanced and the foregoing-described administrative fee from the date of the advance until paid by Tenant.

                                    ARTICLE 5
                                    ---------
                                    UTILITIES
                                    ---------

     Tenant shall during the Primary Term pay, at its sole cost and expense, or cause to be paid any and all charges for the connection and use of telephone, sanitary or storm sewer, communications, cable television, garbage collection or removal, fuel, heat, water, gas, electric light, and power (collectively "Utilities") services for the Premises or the improvements thereon. Landlord will not be responsible for the connection of any Utilities to the Premises. Tenant shall maintain, repair, and, as required, replace all Utility facilities serving the Premises, regardless whether located upon the Premises, in good order, condition and repair. Notwithstanding any contrary provision of this Lease, Landlord will not be liable for any interruption, failure or unavailability of any Utility services to the Premises, unless caused by the gross negligence or intentional misconduct of Landlord.

                                    ARTICLE 6
                                    ---------
                           CONSTRUCTION OF DEVELOPMENT
                           ---------------------------

     6.1 Within thirty (30) days after the date that the Dial Lease terminates or expires and Dial and all Persons claiming by, through or under Dial have vacated the Premises: (i) Landlord shall terminate of record that certain Declaration of Covenants, Conditions and Restrictions dated June 30, 2000 and recorded in the official records of the Maricopa County, Arizona recorder's office as document #20000503638 and provide evidence thereof to Tenant and (ii) Tenant will commence demolition of the buildings and all other existing improvements on the Premises, including without limitation, foundations, (collectively, the "Dial Buildings"). Landlord shall pay all costs of such demolition (including all costs incurred to clear, grade and grub the Premises) as well as all necessary environmental remediation to the Premises not otherwise payable by Dial under the Dial Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims or loss asserted against Landlord by reason of such demolition. Prior to commencing such demolition, Tenant shall first obtain bids from two (2) reputable and financially responsible contractors for the demolition of the improvements and submit the same to Landlord for approval. Landlord shall have fifteen (15) days from the receipt of said bids to either approve or reject the bids by written notice to Tenant. If Landlord disapproves of either bid, Landlord will solicit a bid from a third qualified contractor for substantially the same work specifications. After all bids are received, Landlord and Tenant agree that the construction contract shall be awarded to the contractor that has provided the lowest bid. Tenant will enter into the demolition contract with the lowest qualified bidder and Landlord will make payment directly to such contractor in accordance with the obligations of the owner under such contract. Notwithstanding any provision hereof to the contrary, Tenant shall not be responsible for any liens arising as a result of nonpayment of such contractor. Landlord hereby grants to Tenant a license to enter Landlord's Retained Land to carry out the activities described in this Section 6.1.

     6.2 The Floor Area of any improvements constructed by Tenant shall be determined and certified by Nelsen Architects, Inc. of Scottsdale, Arizona or another architect licensed to practice in the State of Arizona and acceptable to Landlord and Tenant (the "Architect"). Notice of such Floor Area shall be given by the Architect in writing promptly upon completion and shall be accompanied by a Certificate of Completion signed by the Architect. If a dispute arises regarding the Floor Area of any improvements, it will be mutually settled within thirty (30) days by the measurement and/or analysis of a non-interested third party architect or engineer selected by the Landlord's and Tenant's respective architects. The cost of such third party professional shall be shared equally by Landlord and Tenant.

                                    ARTICLE 7
                                    ---------
                             REPAIRS AND MAINTENANCE
                             -----------------------

     7.1 Landlord will have no obligation whatsoever with respect to the maintenance, repair or replacement of the Premises or any improvements or personal property located thereupon.

     7.2 Tenant shall at all times, from and after the Rent Commencement Date, maintain, repair, and, as necessary, replace the Premises, improvements and personal property located thereupon so as to keep them in good order, condition and repair, ordinary wear and tear excepted.

     7.3 Tenant shall at all times, from and after the Rent Commencement Date, maintain the Premises consistently and in accordance with the CCRs.

                                    ARTICLE 8
                                    ---------
                                    BROKERAGE
                                    ---------

     Landlord and Tenant hereby agree to Indemnify each other from and against any and all Claims for brokerage commissions arising out of any communication or negotiations had by Landlord or Tenant with any broker regarding the Premises or any other premises in the Complete Site and/or the consummation of this Lease. Landlord and Tenant acknowledge that the Corritorre Company, an Arizona corporation ("Corritore"), is entitled to a finder's fee in connection with the execution of this Lease and will be compensated by Tenant pursuant to a separate agreement captioned "Commission Agreement" entered into between Tenant and Corritore.

                                    ARTICLE 9
                                    ---------
                                 USE OF PREMISES
                                 ---------------

     9.1 The Premises may be used and occupied by Tenant (and those assignees and subtenants permitted hereunder) for any lawful purpose except for any purpose or use prohibited under the CCRs or any other documents of record as of the Effective Date (the "Permitted Use").

     9.2 Tenant shall comply in all material respects with all present and future federal, state and local laws, ordinances, orders, rules and regulations, including, without limiting the generality of the foregoing, the Americans with Disabilities Act, the Occupational Health and Safety Act and Environmental Laws and shall timely procure, or cause its subtenants to procure, as applicable, all permits, certificates, licenses and other authorizations required by applicable laws relating to the use and occupancy of the Premises.

     9.3 Hazardous Substances.

          (a) Except for such quantities as are normally used in the operation of the Premises, Tenant may not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Premises, without Landlord's prior written consent, which may be granted or denied in Landlord's sole, absolute and subjective discretion. Tenant will use commercially reasonable efforts to cause all Hazardous Substances that are brought onto the Premises to be used and handled in compliance in all material respects with all Environmental Laws and with Landlord's requirements in connection therewith.

          (b) If Tenant breaches its obligations under Section 9.3(a), then Tenant will Indemnify Landlord and the Landlord Parties from and against any and all Claims that arise during or after the Primary Term of this Lease as a result of such breach.

     9.4 Tenant shall, at Tenant's sole cost and expense, procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper construction, use, occupation, operation and management of the Premises and the improvements thereon.

                                   ARTICLE 10
                                   ----------
             INDEMNIFICATION AND NON LIABILITY OF LANDLORD/INSURANCE
             -------------------------------------------------------

     10.1 Indemnification and Waivers.

          (a) To the fullest extent permitted by law, Tenant will Indemnify Landlord Parties against all Losses and Liabilities arising from (a) any Personal Injury, Bodily Injury or Property Damage (each term as defined in the form of commercial general insurance policy issued by Insurance Services Office, Inc. most recently prior to the date of the injury or loss in question) whatsoever occurring in or at the Premises; (b) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Premises; (c) the use or occupancy, or manner of use or occupancy, or conduct or management of the Premises or of any business thereon; (d) any act, error, omission or negligence of any of the Tenant Parties in, on or about the Premises; (e) the conduct of Tenant's business; (f) any alterations, activities, work or things done, omitted, permitted or allowed by Tenant Parties in, at or about the Premises, including the violation of or failure to comply with, or the alleged violation of or alleged failure to comply with any laws, now existing or hereafter enacted, promulgated or issued after the Effective Date of this Lease, including Environmental Laws; (g) all damages sustained by Landlord as a result of any holdover by Tenant or any Tenant Party upon any part of the Premises including, but not limited to, any claims by another tenant resulting from a delay by Landlord in delivering possession of the Premises to such tenant; (h) any liens or encumbrances arising out of any work performed or materials furnished to the Premises after the Effective Date; (i) commissions or other compensation or charges claimed by any real estate broker or agent, with respect to this Lease by, through or, under Tenant; or (j) transfer taxes, brokerage commissions, leasing commissions or increases in Real Estate Taxes against the Development resulting from any transfer of the Premises, this Lease, any interest of Tenant in either the Premises or this Lease, or any combination of the foregoing by Tenant, except to the extent such Loss or Liability is a result of Landlord's gross negligence or willful misconduct.

          (b) To the fullest extent permitted by law, Tenant, on behalf of all Tenant Parties, Waives all Claims against Landlord Parties arising from the following: (a) any Personal Injury, Bodily Injury or Property Damage occurring in or at the Premises; (b) any loss of or damage to property of a Tenant Party located in the Premises by theft or otherwise; (c) any Personal Injury, Bodily Injury or Property Damage to any Tenant Party caused by other tenants of the Premises, parties not occupying space in the Premises, occupants of property adjacent to the Premises, or the public or by the construction of any private, public or quasi-public work occurring in the Premises; (d) any interruption or stoppage of any utility service or for any damage to persons or property resulting from such stoppage; (e) business interruption or loss of use of the Premises suffered by Tenant;
     (f) any latent defect in or upon the Premises; (g) damages or injuries or interference with Tenant's business, loss of occupancy or quiet enjoyment and any other loss resulting from the exercise by Landlord of any right or the performance by Landlord of any obligations under this Lease; (h) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Premises; or (i) any consequential, special or indirect damages suffered by Tenant or any Tenant Party, except to the extent any of the foregoing is a result of Landlord's gross negligence or willful misconduct.

          (c) The indemnification provided in this Article 10 may not be construed or interpreted as in any way restricting, limiting or modifying Tenant's insurance or other obligations under this Lease. The provisions of this Article 10 are independent of Tenant's insurance and other obligations. Tenant's compliance with the insurance requirements and other obligations under this Lease does not in any way restrict, limit or modify Tenant's indemnification obligations under this Lease. The indemnification and waiver provisions of this Article 10 shall apply solely with respect to Landlord Parties acting in their capacity as Landlord and shall not act to waive any indemnification or other provisions specifically agreed to by any Landlord Parties in any other agreement.

          (d) The provisions of this Article 10 will survive the expiration or earlier termination of this Lease until all Claims against Landlord Parties involving any of the indemnified or waived matters are fully and finally barred by the applicable statutes of limitations.

     10.2 Landlord and Tenant each hereby Waive any Losses and Liabilities one may have against the other, and their respective representatives, on account of any Losses and Liabilities occasioned to Landlord (or any Landlord Party) or Tenant, as the case may be, or their respective property, the Premises, or their contents, arising from any risk generally covered by a "causes of loss - special form" property insurance policy and from any risk covered by any policy of property insurance then in effect (whether or not the party suffering the Losses and Liabilities actually carries any insurance, recovers under any insurance or self-insures) or which right of recovery arises from loss of earnings or rents resulting from loss or damage to any such property. In addition, Landlord and Tenant, for themselves and on behalf of their respective insurance companies, waive any right of subrogation that any such insurance company may have against Landlord, any Landlord Party or Tenant. It is the intent of the parties that the parties will look solely to their respective insurance companies for recovery in the foregoing cases. The foregoing waivers of subrogation will be operative only so long as generally available in the State of Arizona.

     10.3 From and after the date that the Dial Lease terminates or expires and Dial and all Persons claiming by, through or under Dial have vacated the Premises (or any earlier entry by Tenant upon the Premises), Tenant shall carry or cause its subtenants to carry, as applicable, at Tenant's or the applicable subtenant's sole cost and expense, the following types of insurance, in the amounts specified below or such higher amounts as are customary in the locale where the Development is located (any dispute as to whether a higher insurance limits are customary will be subject to arbitration pursuant to Section 24.1 hereof).

          (a) Commercial general liability insurance covering personal injury, bodily injury (including wrongful death) and damage to property with a combined single limit of not less than Ten Million and No/100 Dollars ($10,000,000.00), per occurrence, Ten Million and No/100 Dollars ($10,000,000.00) annual aggregate insuring against any and all liability of the insured with respect to the Premises, or arising out of the maintenance, use or occupancy thereof, including premises operations, products and completed operations providing coverage at least as broad as ISO policy form CG 00 01. The commercial general liability insurance policy shall include contractual liability (by endorsement or otherwise) covering Tenant's indemnification obligations under this Lease. At least One Million and No/100 Dollars ($1,000,000.00) of such insurance coverage shall be primary coverage and the remaining Nine Million and No/100 Dollars ($9,000,000.00) of such coverage may be pursuant to an umbrella or excess liability policy. In addition, the policy required pursuant to the provisions of this Section 10.3(a) may not have a deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00).

          (b) If applicable, Business Auto Coverage for owned, hired and non-owned vehicles with a combined single limit of not less than Five Million and No/100 Dollars ($5,000,000.00), per occurrence, Five Million and No/100 Dollars ($5,000,000.00) annual aggregate. At least One Million and No/100 Dollars ($1,000,000.00) of such coverage shall be primary coverage and the remaining Four Million and No/100 Dollars ($4,000,000.00) of such coverage may be pursuant to an umbrella or excess liability policy. In addition, the policy required pursuant to the provisions of this Section 10.3(b) may not have a deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00).

          (c) Insurance covering the full replacement cost of all plate glass on the Premises. Tenant will have the right to self-insure for this risk; provided, however, that Tenant shall not be required to carry such insurance on the Dial Building.

          (d) Boiler and machinery insurance on all boilers, pressure vessels, gas-fired equipment, air conditioning equipment and systems serving or located upon the Premises. If not covered by the insurance described in
     Section 10.3(e), then the insurance specified in this Section 10.3(d) shall be in an amount not less than one hundred percent (100%) of the full replacement cost of the improvements and all personal property of Tenant or a subtenant from time to time in or upon the Premises; provided, however, that Tenant shall not be required to carry such insurance on the Dial Building.

          (e) "Causes of Loss-Special Form" property insurance, including coverage for sprinkler leakage, vandalism and malicious mischief and so-called ordinance or law coverage covering all of the improvements and any personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement cost, providing coverage at least as broad as ISO policy forms CP 10 30 and CP 00 10; provided, however, that Tenant shall not be required to carry property insurance on the Dial Building. The policy required pursuant to the provisions of this Section 10.3(e) may not have a deductible in excess of Twenty Five Thousand and No/100 Dollars ($25,000.00). Any policy proceeds for the improvements and for the personal property of Landlord shall be used for the repair or replacement of the property damaged or destroyed.

          (f) With respect to any subtenants that serve alcohol from their premises, the policy of commercial general liability insurance required pursuant to Section 10.3(a) shall include coverage for employer's liability, host liquor liability and liquor liability coverage with a combined single limit of not less than Ten Million and No/100 Dollars ($10,000,000.00), per occurrence. At least One Million and No/100 Dollars ($1,000,000.00) of such insurance coverage shall be primary coverage and the remaining Nine Million and No/100 Dollars ($9,000,000.00) of such coverage may be pursuant to an umbrella or excess liability policy.

          (g) A policy or policies of workers' compensation insurance with an insurance carrier and in amounts required by applicable law and a policy of employer's liability insurance with limits of liability not less than Five Million and No/100 Dollars ($5,000,000.00), each accident; Five Million and No/100 Dollars ($5,000,000.00), disease policy limit; and Five Million and No/100 Dollars ($5,000,000.00) disease each employee. Both such policies shall contain waivers of subrogation in favor of Landlord. If, in accordance with the provisions of Section 10.3(a) or (f), Tenant maintains a policy of umbrella or excess liability insurance, such policy shall also provide umbrella or excess liability coverage for Tenant's policy of employer's liability insurance.

          (h) A policy or policies of business income/business interruption insurance and extra expense coverage, including "extended business income" coverage (collectively, "Business Income Insurance") with coverage that will reimburse Tenant for all direct and indirect loss of rent, income and charges and costs incurred arising out of all named perils insured against by Tenant's policies of property insurance, including prevention of, or denial of use of or access to, all or part of the Premises or Development as a result of those named perils; provided Tenant shall not be required to carry such insurance until completion of the Project. The Business Income Insurance coverage shall provide coverage for no less than eighteen (18) months of such loss of rent, income, charges and costs.

          (i) All policies of insurance to be procured by Tenant shall be issued by insurance companies having a general policy holders rating of not less than A/IX (to the extent available) in the most current available "Best's Key Rating Guide" and be qualified to do business in the State of Arizona. If, during the term of a policy the insurer's general policy holder's rating shall become less than A/IX, Tenant may satisfy such requirement by obtaining a so-called "cut-through" endorsement from a re-insurer with such rating. If no insurer with such a rating is available and qualified to do business in the state of Arizona, Tenant shall procure insurance from an insurer having no less than the next highest rating. All property policies shall be issued in the name of Tenant (and/or the applicable Subtenant), and shall name Landlord and the Landlord Parties as "loss payees as their interests may appear". All liability policies obtained by Tenant (and/or any Subtenant) shall name Landlord, Landlord's Mortgagee, Landlord's management agent and the Landlord Parties as additional insureds. In addition, Tenant's liability policies shall be endorsed as needed to provide cross-liability coverage for Tenant, Landlord and Landlord's Mortgagee and shall provide for severability of interests. Evidence of insurance meeting the requirements of ACORD Form Nos. 27 or 28 or their equivalents and such other evidence as may be reasonably required by Landlord and Landlord's Mortgagee and evidence of required additional insured endorsements on ISO Form CG 20-26 or its equivalent (collectively referred to in this Section 10.3 as "Certificates") shall be delivered to Landlord prior to any entry by Tenant upon the Premises and thereafter, executed copies of renewal policies or Certificates thereof shall be delivered to Landlord at least ten (10) days prior to the expiration of the term of each such policy. As often as any such policy expires or terminates, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord shall contain a provision that the company writing the policy will give Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any material change in the policy, including any reduction in the amounts of insurance. All policies of Tenant and any Subtenant shall be written as primary policies and shall provide that any insurance that Landlord or Landlord's Mortgagee may carry is strictly excess, secondary and non-contributing with any insurance carried by Tenant (or any Subtenant). The insurance requirements contained in this Article 10 are independent of Tenant's waiver, indemnification and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify Tenant's waiver, indemnification or other obligations or to in any way limit Tenant's obligations under this Lease.

     10.4 Tenant's obligation to carry the insurance required by this Article 10 may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant and/or may be satisfied by one or more subtenants; provided, however, that the coverage afforded Landlord will not be reduced or diminished by reason thereof, and provided further that the requirements set forth in this Article 10 are otherwise satisfied. If Tenant uses such a blanket policy, Tenant shall deliver to Landlord satisfactory evidence that the Premises has been properly added to the blanket policy and evidence that the insurance company that issued the blanket policy has allocated to the Premises the type of insurance coverage in the amounts required by this
Article 10, with the limitations of liability required by this Lease. Tenant will permit Landlord at any reasonable time to inspect any policies of insurance of Tenant and of any Subtenant.

     10.5 Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interest. If Tenant believes the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate. Tenant acknowledges that Landlord will not, by the fact of approving, disapproving, waiving, accepting or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefore and all liability, if any, with respect thereto.

     10.6 Tenant agrees at its own expense to comply with all recommendations and requirements with respect to the Premises and improvements, or its use or occupancy thereof, of all applicable insurance underwriters and the Arizona Department of Insurance or any similar public or private body, and any governmental authority having jurisdiction over insurance rates with respect to the use or occupancy thereof.

     10.7 Tenant may not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises that will contravene any of Landlord's policies insuring against loss or damage by fire or other hazards, or that will prevent Landlord from procuring such policies from companies acceptable to Landlord or which will in any way cause an increase in the insurance rates upon any portion of the Premises. Tenant shall pay to Landlord as Additional Rent upon demand the amount of any increase in premiums for insurance resulting from any violation of the first sentence of this Section, even if Landlord has consented to the doing of the act or the keeping of the item upon the Premises that constituted such a violation (but payment of such Additional Rent will not entitle Tenant to violate the provisions of the first sentence of this Section).

     10.8 If Tenant fails to maintain any insurance required to be maintained under this Lease and that failure continues for more than thirty (30) days after receipt of written notice from Landlord, then, in addition to any other remedies available to Landlord under this Lease, Landlord may procure such insurance on Tenant's behalf, in which event Tenant shall immediately reimburse Landlord for the amount advanced by Landlord, and pay Landlord an administrative fee in the amount of 15% of the amount thus advanced (to cover Landlord's processing and other administrative costs in connection therewith), and pay Landlord Default Interest on the amount advanced and the foregoing-described administrative fee from the date of the advance until paid by Tenant.

                                   ARTICLE 11
                                   ----------
                                      LIENS
                                      -----

     11.1 Tenant shall not suffer or permit any mechanic's, laborer's or materialman's liens to stand against the Premises or the improvements thereon, or any part thereof, or against the interest of Tenant in the Premises by reason of any work, labor, services or materials done for, or supplied to, or claim to have been done for, or supplied to, Tenant or anyone holding the Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against the Premises or the improvements thereon, or any part thereof, or against the interest of Tenant in the Premises, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same, by either payment, deposit or bond. If Tenant shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all costs and other expenses of Landlord, including reasonable counsel fees, in defending any such action or procuring the discharge of such lien, with all necessary disbursements in connection therewith, shall be payable by Tenant to Landlord on the next succeeding Rent Payment Date.

     11.2 The provisions of Section 11.1 shall not apply to any mechanic's, laborer's or materialman's liens to stand against the Premises or the improvements thereon, or any part thereof, or against the interest of Tenant in the Premises by reason of any work, labor, services or materials done for, or supplied to, or claim to have been done for, or supplied to, Dial or anyone holding the Premises or any part thereof through or under Dial, with respect to which Tenant shall have no responsibility or liability.

     11.3 Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent of Landlord to the filing of any lien against Landlord's interest in the Premises by any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Premises or the improvements thereon, or any part thereof.

                                   ARTICLE 12
                                   ----------
                         RIGHT OF INSPECTION BY LANDLORD
                         -------------------------------

     Landlord and its agents shall have the right to enter upon the Premises on reasonable notice at reasonable times for the purpose of examining or inspecting the same, provided such examination and inspection shall be done without disturbing the business to be conducted therein by Tenant or in violation of any Subtenant's sublease.

                                   ARTICLE 13
                                   ----------
                        DAMAGE, DESTRUCTION, OR CASUALTY
                        --------------------------------

     13.1 In the event of damage to or destruction of any of the improvements on the Premises by fire or other casualty, Tenant shall give Landlord and any Mortgagee prompt notice thereof. Tenant covenants and agrees that in case of damage to or destruction of the improvements thereon by fire or otherwise, and provided Tenant does not elect to terminate this Lease as provided in this
Article 13, Tenant will promptly, at Tenant's sole cost and expense, restore, repair, replace, rebuild or alter the same as nearly as possible to the condition the same was in immediately prior to such damage or destruction so that the value and rental value of the buildings and improvements shall be substantially equal to the value and rental value thereof immediately prior to the occurrence of such fire, destruction, or other casualty. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence, subject to unavoidable delays. Unless this Lease is terminated pursuant to Section 13.3 hereof, Base Rent and Additional Rent shall continue unabated, without offset or other deductions during the period of reconstruction.

     13.2 All insurance proceeds received by Landlord, or any Leasehold Mortgagee, as the case may be, on account of such damage or destruction, less the cost, if any, of such recovery, shall be applied to the payment of the cost of the restoration, repairs, replacements, rebuilding or alterations, including expenditures made for temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations to the Premises and the improvements thereon (hereinafter referred to as the "Work") and, provided Tenant is not in default hereunder, may be withdrawn, as hereinafter provided, from time to time as the Work progresses, upon receipt by Landlord, or any Leasehold Mortgagee, as the case may be, of the following:

          (a) A certificate ("Architect's Certificate") of an independent architect or engineer selected by Tenant, who shall be reasonably satisfactory to Landlord, and so long as any Leasehold Mortgage remains outstanding, the holder or holders thereof, dated not more than thirty (30) days prior to the application for such withdrawal, setting forth or stating that the contract price for the Work, the amounts, if any previously paid thereon, the balance due, the amount necessary to complete the Work, and that the sum then requested to be withdrawn either has been paid by Tenant and/or is justly due to the contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated), who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said persons in respect thereof, and stating the progress of the Work up to the date of said Architect's Certificate.

          (b) A certificate signed by Tenant stating in substance that it has sufficient funds, including the insurance moneys, to complete the Work; the contract price for the Work; the amounts, if any, previously paid thereon; the balance due; the amount necessary to complete the Work; and that all materials and all property described in the certificate furnished pursuant to the foregoing Subsection (a) and every part thereof, are free and clear of all mortgages, liens, charges or encumbrances, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses and the several amounts due them shall be stated), specified in said certificate pursuant to the foregoing Subsection (a), which encumbrances will be discharged upon payment of such indebtedness, and except pre-existing Leasehold Mortgages; which certificate shall be accompanied with contractors' and subcontractors' sworn statements and waivers of lien in actual dollar amounts to cover both labor and material, all in compliance with the law of the State of Arizona, unless such statements and waivers are held by the title insurance company referred to in (c) below.

          (c) A certificate of a title insurance company satisfactory to Landlord; and, so long as any Leasehold Mortgage remains outstanding, the holder or holders thereof, or a report on title from said title insurance company, or continuation thereof, showing that there has not been filed against the Premises or the improvements thereon, or any interest of Landlord or Tenant therein, any vendor's, mechanics', laborers' or materialmen's statutory or other similar lien which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be withdrawn and, if such guarantees are obtainable at reasonable cost, guaranteeing the aforesaid parties in interest against undisclosed liens which may thereafter be filed for work done.

          (d) Tenant shall procure and deliver to said title insurance company such other documents and make such deposits with it as it may require as a condition to issuing any title insurance.

     Upon compliance with the foregoing provisions of this Section 13.2, Landlord, or any Leasehold Mortgagee, as the case may be, shall, out of such insurance money, on request of Tenant, pay monthly or cause to be paid monthly to Tenant pursuant to the foregoing Subsection (a) of this Section, the respective amounts stated in said Architect's Certificate to be due and/or shall pay monthly or cause to be paid monthly to Tenant the amount stated in said Architect's Certificate to have been paid by Tenant.

     At any time after the completion in full of the Work, the whole balance of the insurance money not theretofore withdrawn pursuant to the foregoing provisions of this Section shall be paid to Tenant, provided Tenant is not in default hereunder, upon receipt by Landlord, or any Leasehold Mortgagee, as the case may be, of a certificate signed by Tenant, stating in substance as follows:
(i) that the Work has been satisfactorily completed in full; (ii) that all amounts which Tenant is or may be entitled to withdraw under the foregoing provisions of this Section 13.2 on account of services rendered or materials furnished in connection with the Work have been withdrawn under said provisions; and (iii) that all amounts for whose payment Tenant is or may become liable in respect of the Work have been paid in full, accompanied by adequate title insurance from a title insurance company as aforesaid.

     Notwithstanding the foregoing, if the estimated cost of the Work does not exceed $250,000 in Constant Dollars, all insurance proceeds received by Landlord, or any Leasehold Mortgagee, as the case may be, on account of such damage or destruction, less the cost, if any, of such recovery, shall be paid to Tenant upon request to be applied to the payment of the cost of the Work and the foregoing provisions of this Section 13.2 shall be of no force or effect.

     13.3 Notwithstanding anything to the contrary contained herein, if the improvements on the Premises should be rendered untenantable by fire or other casualty during the last ten (10) years of the Primary Term to the extent of fifty percent (50%) or more of the replacement cost of said improvements, Tenant shall have the option to terminate this Lease by notice to Landlord within sixty
(60) days after the occurrence of such damage or destruction. Upon termination as aforesaid, this Lease and the Primary Term hereof shall cease and come to an end as of the effective date of such notice (which shall be not less than thirty
(30) nor more than ninety (90) days after the notice and shall be specified in the notice), any unearned rent or other charges shall be apportioned as of the effective date and Tenant and Leasehold Mortgagee, if any, shall assign to Landlord all of their rights to the insurance proceeds payable as a result of damage or destruction to the improvements on the Premises.

                                   ARTICLE 14
                                   ----------
                                  CONDEMNATION
                                  ------------

     14.1 If, during the Primary Term of this Lease, the whole of the Premises shall be taken or condemned in eminent domain proceedings for any public or quasi public use, or less than the whole is so taken or condemned with the result that the remainder of the Premises is insufficient to permit the economical reconstruction of the improvements thereon ("Total Condemnation" or "Constructive Total Condemnation", respectively), and the Tenant so certifies to the Landlord, then the total award made with respect to the Premises shall be apportioned between Landlord and Tenant, in accordance with the value of their respective interests in the Premises and the improvements thereon at the time of the vesting of title in such proceedings, determined pursuant to Section 14.3 hereof, and shall be paid at the time of the termination of this Lease pursuant to this Section, and in the case of a Total Condemnation, this Lease shall cease and terminate on the date on which Tenant loses possession of the Premises due to such condemnation; and, except as hereinafter provided, in the case of a Constructive Total Condemnation, this Lease shall cease and terminate thirty
(30) days after the date of the delivery of Tenant's certificate hereinabove referred to. Upon the termination of this Lease due to a Constructive Total Condemnation, the rent payment, if any, shall be apportioned as of the date of termination.

     14.2 If, during the Primary Term a portion of any of the property comprising the Premises or improvements thereon shall be taken or condemned under the right of eminent domain, and if Tenant does not certify to Landlord that the property remaining is insufficient to permit the economical reconstruction of the improvements thereon in accordance with Section 14.1 (a "Partial Condemnation"), then Tenant shall, at Tenant's expense, restore the improvements thereon on the property remaining so that they will constitute an architectural unit of the same general character and condition (as nearly as may be possible in the circumstances) as the previous improvements thereon, and this Lease will remain in full force and effect with regard to the remaining portion of such property. In such event the award shall be apportioned between Landlord and Tenant in accordance with the value of their respective interests in the Premises and the improvements thereon at the time of the vesting of title in such proceedings.

     14.3 (a) For the purpose of this Article 14, the value of Landlord's interest in Total or Constructive Total Condemnation shall be the Condemnation Price as defined in Section 14.6 hereof.

          (b) In Partial Condemnation, the value of Landlord's interest shall equal the Condemnation Price multiplied by a fraction, the numerator of which shall be the amount of the Premises taken and the denominator of which shall be the amount of the Premises originally subject to this Lease.

          (c) In each case there shall be added to the value of Landlord's interest all expenses, including reasonable attorneys' fees paid or incurred by Landlord in or as a result of such condemnation.

          (d) The balance of the award shall equal Tenant's interest.

     14.4 Except as provided in Section 14.5, in the case of any Partial Condemnation, the rent thereafter payable under this Lease shall be reduced in the ratio which the net amount of the award received and retained by Landlord in such condemnation proceeding (i.e., after deducting all expenses, including attorneys' fees, incurred by the Landlord in or as a result of such proceeding) shall bear to the Condemnation Price.

     14.5 (a) If, at any time after the Effective Date, the whole or any part of the Premises or improvements thereon or of Tenant's interest under this Lease shall be taken or condemned by any governmental body or office or other competent authority for its or their temporary use or occupancy, the foregoing provisions of this Article shall not apply and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of the Base Rent and Additional Rent and all other charges payable by Tenant hereunder and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, to perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. In the event of any such taking referred to in this Section 14.5, Tenant shall be entitled to receive the entire amount of any award made for such taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the expiration date of the Primary Term, in which case such award shall be apportioned between Landlord and Tenant as of such date of expiration of the stated or extended term hereof, as the case may be.

          (b) Tenant covenants that, at the termination of any such period of temporary use or occupancy, Tenant will, at its sole cost and expense, restore the improvements thereon as nearly as may be reasonably possible to the conditions in which the same was prior to such taking, but the Tenant shall not be required to do such restoration work if the date of such termination shall occur less than five (5) years prior to the expiration of the Primary Term, in which event Tenant shall be entitled to the proceeds of the award, except for any part thereof representing the cost of restoration.

          (c) To the extent that Landlord receives, by way of apportionment or otherwise, any award or payment to pay or compensate for the restoration of the Premises, Landlord will pay such sum to Tenant, unless Tenant exercises its rights to terminate this Lease as aforesaid.

     14.6 "Condemnation Price" means the appraised value of the Premises, as if unimproved and unencumbered by this Lease and unencumbered by any subleases, determined as of the date on which title vests in the condemnor, without regard to such condemnation. Notwithstanding the foregoing, if the condemnation occurs during the last ten (10) years of the Primary Term, the Condemnation Price to which Landlord shall be entitled shall be based upon the fair market value of Landlord's remainder interest in the Premises and improvements thereon immediately prior to such condemnation, appraised in accordance with the provisions of Section 24.2 of this Lease, in which appraisal the value of the Tenant's leasehold for the balance of the Primary Term and the value of Landlord's remainder interest shall be determined. The percentages thus derived shall be applied to the condemnation proceeds in order to determine the proportionate shares of Landlord and Tenant.

                                   ARTICLE 15
                                   ----------
         LANDLORD'S AND MORTGAGEE'S RIGHTS TO PERFORM TENANT'S COVENANTS
         ---------------------------------------------------------------

     15.1 Except to the extent otherwise provided in Article 4, if Tenant shall at any time fail to pay, or cause to be paid, any Taxes pursuant to the provisions of Article 4, or to take out, pay for, maintain or deliver or cause to be taken out, paid for, maintained or delivered any of the insurance policies provided for in Article 10 hereof, or shall fail to make any other payment or perform any other act which Tenant is obligated to make or perform under this Lease, or cause such to be done, then Landlord may, but shall not be obligated so to do, after thirty (30) days' written notice to Tenant and to any Mortgagee

(but without notice in the event of an emergency) and without waiving, or releasing Tenant from, any obligation of Tenant in this Lease contained, pay any such imposition or effect such insurance coverage and pay premiums therefore, and may make any other payment or perform any other act which Tenant is obligated to perform under this Lease, in such manner and to such extent as shall be necessary, and, in exercising any such rights, pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed Additional Rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to Landlord as Additional Rent on the next Rent Payment Date, and Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent.

     15.2 At any time when any Mortgage shall be in effect, any Mortgagee may make any payment or perform any act required hereunder to be made or performed by Tenant with the same effect as if made or performed by Tenant (after written notice to Landlord); provided, however, that no entry by Mortgagee upon the Premises or improvements thereon for such purpose shall constitute or be deemed to be an eviction of Tenant or release Tenant from any obligation or default hereunder (except any obligation or default which shall have been fully performed or corrected by such payment or performance by a Mortgagee).

                                   ARTICLE 16
                                   ----------
                               DEFAULT PROVISIONS
                               ------------------

     16.1 (a) This Lease and the Primary Term hereof are subject to the limitation that if, at any time during the Primary Term, any one or more of the following events (each, an "Event of Default") shall occur:

               (i) if Tenant shall fail to pay any installment of the Base Rent or any part thereof, when the same shall become due and payable, and such failure shall continue for ten (10) days after receipt of written notice thereof from Landlord to Tenant; or

               (ii) if Tenant shall fail to pay any other charge or sum required to be paid by Tenant hereunder, and such failure shall continue for thirty (30) days after receipt of written notice thereof from Landlord to Tenant; or

               (iii) if Tenant shall fail to perform or observe any other requirement of this Lease (not hereinbefore in this Section 16.1 specified) on the part of the Tenant to be performed or observed, and such failure shall continue for thirty (30) days after receipt of written notice thereof from Landlord to Tenant, provided, however, if the default is of such a nature that it cannot be cured within such thirty (30) day period, then Tenant will have such additional time as may be reasonably necessary to cure that default provided Tenant (i) commences to cure that default within ten (10) days after receipt of written notice thereof from Landlord and (ii) thereafter diligently pursues such cure to completion.

          (b) Upon the happening of any one or more Events of Default, Landlord shall have the right, then or at any time thereafter, to pursue and enforce any and all rights and remedies available to Landlord hereunder or at law or in equity, including but not limited to the right to give Tenant written notice of Landlord's intention to terminate this Lease on a date specified in such notice, which date shall not be less than thirty (30) days after the date of giving of such notice, and on the date specified in such notice Tenant's right to possession of the Premises shall cease and Tenant shall peaceably and quietly yield to and surrender to Landlord the Premises and improvements thereon located thereon, and this Lease shall thereupon be terminated and all of the right, title and interest of the Tenant hereunder and in the improvements thereon shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such thirty (30) day period were the date originally specified herein for the expiration of this Lease and the Primary Term hereof, and the Tenant shall then quit and surrender the Premises and improvements thereon to the Landlord, but the Tenant shall remain liable as hereinafter provided.

          (c) So long as any Leasehold Mortgage shall remain a lien on Tenant's leasehold estate, Landlord agrees that simultaneously with the giving of any such notice of default or of termination of this Lease to Tenant, it will give the Leasehold Mortgagee a duplicate of such notice, provided the provisions of
Section 19.5 shall have been complied with. Notwithstanding the foregoing provisions of this Section, so long as any Leasehold Mortgage shall remain a lien on Tenant's leasehold estate, Landlord shall not have the right to exercise any remedy provided above if the Base Rent and all other charges payable by Tenant hereunder continue to be paid in accordance with the terms of this Lease. If a Leasehold Mortgagee shall take possession of the Premises in a foreclosure proceeding or by a Receiver, and the Base Rent and all other charges payable by Tenant hereunder continue to be paid in accordance with the terms of this Lease, the default under this Section shall be deemed cured.

     16.2 In the event of any termination of this Lease as in Section 16.1 above provided or as otherwise permitted by law, or if an Event of Default shall continue beyond the expiration of any grace period above provided for, Landlord may enter upon the Premises and improvements thereon, and have, repossess and enjoy the same by summary proceedings, ejectment or otherwise, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of said Premises but shall forthwith quit and surrender the Premises and improvements thereon. Landlord shall be under no liability for or by reason of any such entry, repossession or removal of Tenant or any person claiming through or under Tenant.

     16.3 (a) In case of any such termination, re-entry, or dispossession by summary proceedings, ejectment or otherwise, the Base Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and payable up to the time of such termination, re entry or dispossession, and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter incur for legal expenses, reasonable attorney's fees, brokerage commissions, and all other costs paid or incurred by Landlord for restoring the Premises and improvements thereon to good order and condition.

          (b) In such case, Landlord may, at its option, re-let the Premises, or any part thereof, as the agent of Tenant and Tenant shall pay Landlord the difference between the Base Rent and Additional Rent hereby reserved and agreed to be paid by Tenant for the portion of the Primary Term remaining at the time of renting, termination, dispossession or ejection and the amount, if any, received or to be received under such re-letting for such portion of the Primary Term.

     16.4 The right of Landlord to recover from Tenant the amounts hereinabove provided for shall survive the issuance of any order for possession or other cancellation or termination hereof, and Tenant hereby expressly waives any defense that might be based upon the issuance of such order for possession or other cancellation or termination hereof. Tenant hereby expressly waives service of any notice of intention to re enter that may be required by law. Landlord and Tenant hereby waive all right to trial by jury in any summary or other judicial proceedings hereafter instituted by Landlord against Tenant in respect to the Premises and the improvements thereon.

     16.5 Anything in this Article 16 to the contrary notwithstanding, it is expressly understood that, with respect to any Event of Default within the purview of subdivision (iii) of Section 16.1 hereof, if such Event of Default is of such a nature that it cannot, with due diligence, be cured within a period of thirty (30) days, Landlord shall not be entitled to re enter the Premises and the improvements thereon or serve a notice of termination upon Tenant, as provided in said Section 16.1, nor shall the same be regarded as an Event of Default for any of the purposes of this Lease, if Tenant shall have commenced the curing of such default within the period of thirty (30) days referred to in said subdivision (iii), and so long as Tenant shall thereafter proceed with reasonable diligence to complete the curing of such default not susceptible of being cured with due diligence within thirty (30) days, and the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with due diligence.

     16.6 At any time when any Leasehold Mortgage is in effect, Landlord will not exercise any right, power or remedy with respect to any Event of Default hereunder until the expiration of any grace period provided with respect thereto, plus an additional period of thirty (30) days beyond such period or beyond the date on which Landlord has given to any such Leasehold Mortgagee written notice of such default or a copy of its notice to Tenant of such default, whichever is later. Landlord will not exercise any right, power or remedy with respect to any Event of Default described in Section 16.5 if any Leasehold Mortgagee within such thirty (30) day period shall give to Landlord written notice that it intends to undertake the correction of such default or to cause the same to be corrected and so long thereafter as such Leasehold Mortgagee shall prosecute diligently the correction of such default, whether by exercise on behalf of Tenant of its obligations hereunder, entry on the Premises or improvements thereon, foreclosure, sale or otherwise. Should any Leasehold Mortgagee acquire the estate of Tenant, whether by foreclosure, sale or otherwise, and so long as such Leasehold Mortgagee complies with Section 16.8 hereof, such Leasehold Mortgagee shall succeed to the estate of Tenant created hereby.

     16.7 (a) In case of the termination of this Lease by reason of the happening of any Event of Default (except for Events of Default pursuant to which Leasehold Mortgagee has already received notice pursuant to Section 16.6 hereof), Landlord shall give written notice thereof to any Leasehold Mortgagee who shall have notified Landlord of its name and address pursuant to Section
19.5. If within thirty (30) days after the mailing of such notice, such

Leasehold Mortgagee shall pay or arrange to the satisfaction of Landlord for the payment of a sum of money equal to any and all Base Rent and other charges due and payable by Tenant hereunder, as of the date of such termination, in addition to any and all expenses, costs and fees, including reasonable counsel fees, incurred by Landlord in terminating this Lease and in acquiring possession of the Premises, together with a sum of money equal to the amount which, but for such termination, would have become due and payable under this Lease, from such termination date up to and including a period of sixty (60) days beyond the date of the mailing of such notice, Landlord shall, upon the written request of such Leasehold Mortgagee, made any time within the first thirty (30) days of such sixty (60) day period mutually execute and deliver within the last thirty (30) days of such sixty (60) day period a new lease of the Demised premises to such Leasehold Mortgagee, or to the nominee of such Leasehold Mortgagee, for the remainder of the Primary Term of this Lease, and, to the extent permitted by law, with priority over any Mortgage on the Premises created by Landlord and over any other encumbrances created by Landlord; provided, however, that such Leasehold Mortgagee shall have paid to Landlord a sum of money equal to all expenses, including reasonable attorneys' fees, incident to the preparation, printing, execution, delivery and recording of such new lease. Such new lease shall contain the same clauses subject to which this demise is made, and shall be at the same rent and on the same terms as herein contained, and subject thereto the Landlord shall convey and transfer to such Leasehold Mortgagee title to the improvements thereon and furnishings and personal property on the Premises used in the operation and maintenance thereof.

          (b) Nothing herein contained shall be deemed to impose any obligation on the part of Landlord to deliver physical possession of the Premises to such Leasehold Mortgagee, or to its nominee. Landlord agrees, however, that Landlord will, at the sole cost and expense of such Leasehold Mortgagee or nominee, cooperate in the prosecution of summary proceedings to evict the then defaulting Tenant. If such Leasehold Mortgagee or nominee shall acquire a new lease pursuant to this Section 16.7 (the Tenant under such new lease being in this Section 16.7 called the "New Tenant"), and if, upon such termination of this Lease, Landlord shall be holding any insurance recovery or shall be entitled to receive all or any part thereof or to have all or any part thereof applied to any restoration or alteration, then, Landlord agrees that Landlord shall receive and continue to hold such amounts and apply the same or pay out the same to the New Tenant, in the same manner and to the same extent as Landlord would have been obliged to pay or apply the same to or for the benefit of Tenant if this Lease had not terminated.

     16.8 No party shall be entitled to become the owner of, or acquire any interest in, the Tenant's interest in this Lease pursuant to a judgment of foreclosure and sale, unless such party shall first have delivered to Landlord, within twenty (20) days after the date of transfer of title upon any such foreclosure of sale, an assumption agreement, dated as of the date of transfer of title and executed in recordable form containing covenants and agreements provided for in Section 18.1.

                                   ARTICLE 17
                                   ----------
                   CUMULATIVE REMEDIES; WAIVER; CHANGE IN LAW
                   ------------------------------------------

     17.1 The specified remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease.

     17.2 The failure of Landlord to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by Landlord of rent or any other payment, or the acceptance of performance of anything required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent then unpaid by Tenant, and no waiver by Landlord of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless specifically acknowledged as such in writing and signed by Landlord.

     17.3 In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of any violation or attempted or threatened violation, of any of the terms, covenants, condition, provisions or agreements of this Lease.

     17.4 This Lease shall not be affected by any laws, ordinances or regulations, whether Federal, state, county, city, municipal or otherwise, which may be enacted or become effective from and after the Effective Date affecting or regulating or attempting to affect or regulate the rent herein reserved or continuing in occupancy Tenant, any Subtenants, or assignees of Tenant's interest in the Premises and improvements thereon beyond the dates of termination of their respective leases, or otherwise.

                                   ARTICLE 18
                                   ----------
                    QUIET ENJOYMENT AND SURRENDER OF PREMISES
                    -----------------------------------------

     18.1 So long as Tenant shall pay the rent provided for herein and shall keep, observe and perform all of the other covenants of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises and improvements thereon for the Primary Term hereof free of interference from Landlord or those claiming through or under Landlord. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in said Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon such subsequent owners and successors in interest, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

     18.2 Except as otherwise provided in this Lease, Tenant shall, upon the expiration or termination of this Lease for any reason whatsoever, surrender to Landlord the improvements then upon the Premises, together with all alterations and replacements thereof then on the Premises. Title to all trade fixtures, furniture and equipment (other than building equipment) of Tenant and its subtenants, installed in the improvements thereon then upon the Premises, shall remain in Tenant and in such subtenants, and, upon the expiration or other termination of this Lease, the same may, and upon demand of Landlord shall, be removed and any resultant damage to the Premises or the improvements thereon shall be repaired, by and at the expense of Tenant.

     18.3 On or before the Rent Commencement Date Landlord shall provide Tenant with a non-disturbance agreement from Landlord's Mortgagee. Such non-disturbance agreement shall contain the following provisions and shall be in form reasonably acceptable to counsel for Tenant:

          (a) So long as Tenant shall not be in default of its obligations under this Lease, such Mortgagee shall recognize this Lease and shall not disaffirm the Lease even if Mortgagee shall foreclose the Mortgage or the Premises shall be sold pursuant to a foreclosure sale to take a deed in lieu of such a foreclosure sale;

          (b) Tenant shall be entitled to use and occupy the Premises in accordance with the provisions of the Lease;

          (c) Tenant's possession of the Premises shall not be disturbed by Mortgagee, its successors or assigns.

     This provision shall be binding upon all Landlord's Mortgagees and receivers thereunder and purchasers at any sale pursuant thereto. Landlord's failure to comply with this Section prior to the Rent Commencement Date (or within thirty (30) days after any such Mortgage or lien becomes superior to this Lease) shall give Tenant, in addition to whatever other rights Tenant may have, the right to be relieved of any obligations hereunder to commence or complete Tenant's Work, if any, while said failure on the part of Landlord continues. Tenant's obligation to complete Tenant's Work will be reinstated upon deliverance by Landlord of a non-disturbance agreement meeting the preceding conditions from Landlord's Mortgagee.

     18.4 Upon written request by Landlord, Tenant agrees to subordinate this Lease to the lien of any Mortgage held by Landlord's Mortgagee, provided Landlord's Mortgagee shall agree to deliver a non-disturbance agreement meeting the requirements described in Section 18.3. Tenant also agrees that any Mortgagee may elect to have this Lease prior to any Mortgage whether this Lease is dated prior to or subsequent to the date of said Mortgage.

                                   ARTICLE 19
                                   ----------
                  ASSIGNMENTS, SUBLETTING, LEASEHOLD MORTGAGES
                  --------------------------------------------

     19.1 Until Substantial Completion (as defined in Section 3.14), Tenant may not directly, indirectly, voluntarily, involuntarily or by operation of law convey, transfer, sell, assign, license, grant concessions, franchise, gift, hypothecate, mortgage, pledge, encumber or hypothecate any interest in this Lease or the Premises (each, a "Transfer") without the prior written consent of Landlord in its sole discretion. If Tenant is a corporation, unincorporated association, limited liability company or a partnership, the transfer of forty nine percent (49%) or more of any stock or other ownership interest in such corporation, association, limited liability company or partnership will be deemed a Transfer within the meaning of and subject to the provisions of this
Article 19. A sublease of all or substantially all of the Premises to a single Person or to Persons that are Affiliates shall be deemed a Transfer within the meaning of and subject to the provisions of this Article 19. Notwithstanding the foregoing, (i) the issuance of additional interests in the Tenant pursuant to
Section 8.2 of the limited liability company agreement of Tenant shall be permitted without Landlord's consent and shall not constitute an Event of Default under this Lease; (ii) the conveyance, transfer, sale, assignment, gift, hypothecation, mortgage, pledge, encumbance or hypothecation of any interest in Glimcher Properties Limited Partnership or Glimcher Realty Trust or their respective successors or assigns, whether directly, indirectly, voluntarily, involuntarily or by operation of law; and (iii) the assignment of Tenant's interest in and to this Lease to a wholly-owned, directly or indirectly, subsidiary of Tenant shall be permitted without Landlord's consent and shall not constitute an Event of Default under this Lease. Following Substantial Completion of the Project, this Lease shall be freely assignable by Tenant to any Person.

     19.2 In connection with an assignment by Tenant of this Lease, each assignee of Tenant's interest in this Lease shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease. One executed copy of such written instrument shall be delivered to Landlord.

     19.3 Subleases.

          (a) At any time during the Term, Tenant may sublease all or portion of the Premises or any improvements thereon to subtenants ("Subtenants"), provided that until Substantial Completion of the Project, Tenant may not sublease all or substantially all of the Premises to a single Person or to Persons that are Affiliates.

          (b) Landlord shall enter into a non-disturbance agreement with any Subtenant upon request by such Subtenant or Tenant. The non-disturbance agreement will provide that, notwithstanding the termination of this Lease, the Subtenant sublease ("Sublease") will continue for the duration of its term and any extensions thereof as a direct lease between Landlord and the Subtenant; provided, however, the non-disturbance agreement will be conditioned on the following: (i) Landlord will not be liable to any Subtenant for any security deposits (unless the security deposit has been delivered to Landlord) under its Sublease, nor will Landlord be bound by any rental which is paid more than thirty (30) days in advance of the due date under the terms of the Sublease; (ii) the Subtenant shall not be in default under its Sublease on the date of the Lease termination; (iii) the Subtenant shall attorn to Landlord; and (iv) Landlord will not be liable for any act or omission of Tenant or be subject to any offsets or defenses that any Subtenant may have against Tenant (but may not limit rights of offset available to such Subtenant under the sublease in the event Landlord fails to perform any obligation of Tenant that remains unperformed as of the date Landlord takes possession of the Premises). In no event may Tenant enter into any Sublease that has a term (including available extensions) that extends beyond the Primary Term. Landlord will not be required to enter into or negotiate a non-disturbance agreement with Tenant or any Subtenant that is affiliated with Tenant or any Tenant Party. A copy of the signed or proposed Sublease shall be delivered to Landlord concurrently with any request for a non-disturbance agreement.

     19.4 Each Transfer shall be by an instrument in writing, in a form satisfactory to Landlord, and shall be signed by the Tenant and the Transferee or Subtenant, in each instance, as the case may be. No Transfer will relieve Tenant of any obligations under this Lease, nor will Landlord's consent to one Transfer constitute a waiver of Landlord's approval rights with respect to subsequent Transfers.

     19.5 Tenant, without Landlord's consent, may subject the leasehold estate under this Lease and the improvements thereon or any part thereof or interest therein without restriction under a Mortgage or Mortgages, at any time and from time to time, without limitation as to amount and on any terms Tenant may deem desirable, and in connection therewith may assign the leasehold estate to the Mortgagee. If more than one such Mortgage shall at the time be in effect, each such Mortgage, at the time in effect, is herein called "Leasehold Mortgage"; provided, however, that the Mortgagee thereof shall have notified Landlord in writing that it is a holder of such Leasehold Mortgage and of the name and address to which all notices, requests, demands, consents, certificates and other communications hereunder to it may be addressed; and such a Mortgagee of a Leasehold Mortgage, having given such notice, is herein called "Leasehold Mortgagee." Landlord and Tenant shall not agree between themselves to any cancellation, surrender or modification of this Lease without the prior written consent of any Leasehold Mortgagee, except as may otherwise be provided in the Leasehold Mortgage or any related agreement. Landlord will give to any Leasehold Mortgagee a copy of any notice or other communication from Landlord to Tenant hereunder at the time of giving such notice or communication to Tenant and notice of any rejection of this Lease by any Trustee in bankruptcy of Tenant. Landlord shall not be entitled to share in the proceeds of any loan obtained as a result of any financing or refinancing undertaken by Tenant from time to time during the Primary Term of this Lease which is secured by a Leasehold Mortgage.

                                   ARTICLE 20
                                   ----------
           GRANTS OF EASEMENTS IN CERTAIN CIRCUMSTANCES; ZONING CHANGE
           -----------------------------------------------------------

     20.1 Tenant is hereby authorized and empowered, for and on behalf of Landlord, and as attorney in fact of Landlord, to make, execute, acknowledge and deliver instruments in the form usually used for the purpose in the State of Arizona, granting a license or easement, with respect to the Premises, to any person, and the successors and assigns of such person for the purpose of laying mains, pipes, sewers, gas, electrical conduits, telephone, cable television and other utilities in or upon the Premises, and to locate telephone or electrical supply poles, wires, and supports in or upon the Premises, provided that such license or easement expires by its terms on or before the termination of the Lease. For all other licenses or easements with respect to the Premises, Landlord's consent shall be required, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall also provide all reasonable cooperation and assistance to Tenant in vacating or terminating any currently existing easements or licenses with respect to the Premises that Tenant reasonably desires to have vacated or terminated.

     20.2 Tenant is hereby authorized and empowered for and on behalf of Landlord and as the attorney in fact of Landlord, to execute on Landlord's behalf a consent or petition for any zoning change variance or special exception relating to the Premises where the same is required for the purpose of authorizing the operation of the Premises or the improvements thereon for any purpose not inconsistent with the terms of this Lease, or to join in any petition for a release from restrictive covenants which interfere with the operation or improvement of the Premises for such purpose.

                                   ARTICLE 21
                                   ----------
                              ESTOPPEL CERTIFICATES
                              ---------------------

     21.1 Landlord and Tenant agree at any time and from time to time, upon not less than ten (10) days' prior written request by either, to execute, acknowledge and deliver to the party requesting the same a statement in writing certifying that this Lease is unmodified and is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the Base Rent currently payable, and the dates to which the Base Rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or Mortgagee of the Premises or Tenant's interest in this Lease.

     21.2 Such certificate by Tenant shall contain a statement that there are no defaults by Landlord under this Lease, or, if there be any, a reasonably detailed specification of all such defaults, and, such a certificate by Landlord shall contain a statement that it has knowledge of no defaults by Tenant under this Lease, or, if there be any of which it has knowledge, a reasonably detailed specification of all such defaults.

                                   ARTICLE 22
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     22.1 Landlord represents and warrants to Tenant, its successors and assigns, as follows:

          (a) The execution and delivery of this Lease by Landlord, the execution and delivery of every other document and instrument delivered pursuant hereto by or on behalf of Landlord, and the consummation of the transactions contemplated hereby have been duly authorized and validly executed and delivered by Landlord, and will not (i) constitute or result in the breach of or default under any oral or written agreement to which Landlord is a party or which affects the Premises; (ii) constitute or result in a violation of any order, decree or injunction with respect to which the Landlord and/or the Premises is bound; (iii) cause or entitle any party to have a right to accelerate or declare a default under any oral or written agreement to which Landlord is a party or which affects the Premises; and/or (iv) to Landlord's knowledge, violate any provision of any municipal, state or federal law, statutory or otherwise, to which Landlord is or may be subject.

          (b) This Lease and each document to be delivered hereunder, when duly executed and delivered, will be valid, legal and binding obligations of Landlord enforceable in accordance with their respective terms.

          (c) To Landlord's knowledge, Landlord is in full compliance with all requirements of all governmental authorities with respect to the Premises.

          (d) Landlord has full power, right, and authority, and is duly authorized to enter into this Lease, to perform each of the acts herein provided and to execute and deliver all documents required hereunder.

          (e) There is no tenant or any other occupant of the Premises or any other Person having any right or claim to possession or use of the Premises other than Dial. Except as set forth in the Dial Lease, possession of the Premises is being delivered to Tenant by Landlord free of rights or claims of any tenants, occupants or parties in possession.

          (f) There is no litigation, arbitration, investigation, proceeding or administrative action or examination, claim or demand, pending or, to Landlord's knowledge, threatened, or any other condition which relates to or affects the Premises or which would impair or otherwise adversely affect this Lease, Landlord's performance hereunder and/or Tenant's intended use of the Premises or which could result in a lien, charge, encumbrance or judgment against all or any part of or any interest in the Premises. No attachments, execution proceedings, liens, assignments or insolvency proceedings are pending or, to Landlord's knowledge, threatened against Landlord or the Premises or contemplated by Landlord.

          (g) Other than the Dial Lease, there are no other contracts, agreements or understandings, verbal or written, for the lease, sale or transfer of any portion of the Premises. Between the Effective Date and the Rent Commencement Date hereunder, no part of the Premises will be alienated, encumbered or transferred except for the granting of a Mortgage to Landlord's Mortgagee.

          (h) Landlord has not made and has no knowledge of any commitments to any governmental unit or agency, utility company, authority, school board, church or other religious body, or to any other Person relating to the Premises which would impose any obligations upon Tenant to make any contributions of money or land or to install or maintain any improvements.

          (i) Between the Effective Date and the Rental Commencement Date, Landlord shall:

               (i) not create, incur, or suffer to exist any Mortgage, lien, pledge, or other encumbrance in any way affecting the Premises which is not affecting the Premises as of the Effective Date, excepting therefrom the Mortgage of Landlord's Mortgagee, if any;

               (ii) not commit any waste or nuisance upon the Premises; and

               (iii) not, without first obtaining the written consent of Tenant, enter into, amend or otherwise modify any contracts or agreements pertaining to the Premises.

          (j) Except as may be disclosed in the environmental assessment provided by Landlord to Tenant, Landlord has no knowledge and has received no notice that the Premises or other real estate in close proximity thereto (a) are not in compliance with all federal, state and local laws, ordinances, regulations, orders and directives pertaining to Hazardous or Toxic Materials on or about the Premises or any portions thereof, including, without limitation, those relating to soil and ground water conditions; (b) have not been used as a land fill or waste dump (whether for Hazardous or Toxic Materials or otherwise); and (c) have any underground storage tanks or bins buried within or underground in any portion of the Premises or other premises adjacent thereto. For purposes hereof, the term "Hazardous or Toxic Materials" shall mean oil or petrochemical products, PCBs, asbestos, urea formaldehyde, flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined from time to time as or included in the definition of "hazardous substances," "hazardous materials," or "toxic substances" under any applicable federal, state or local laws or regulations.

     22.2 Tenant represents and warrants to Landlord, its successors and assigns, as follows:

          (a) The execution and delivery of this Lease by Tenant, the execution and delivery of every other document and instrument delivered pursuant hereto by or on behalf of Tenant, and the consummation of the transactions contemplated hereby have been duly authorized and validly executed and delivered by Tenant, and will not (i) constitute or result in the breach of or default under any oral or written agreement to which Tenant is a party; (ii) constitute or result in a violation of any order, decree or injunction with respect to which the Tenant is bound; (iii) cause or entitle any party to have a right to accelerate or declare a default under any oral or written agreement to which Tenant is a party; and/or
(iv) to Tenant's knowledge, violate any provision of any municipal, state or federal law, statutory or otherwise, to which Tenant is or may be subject.

          (b) This Lease and each document to be delivered hereunder, when duly executed and delivered, will be valid, legal and binding obligations of Tenant, enforceable in accordance with their respective terms.

          (c) TENANT ACKNOWLEDGES, REPRESENTS AND WARRANTS TO LANDLORD THAT EXCEPT AS OTHERWISE STATED OR PROVIDED IN THIS LEASE (1) TENANT HAS INSPECTED THE PREMISES AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS, WITH ALL FAULTS" CONDITION BASED UPON TENANT'S OWN INVESTIGATION AND INSPECTION THEREOF; (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE PREMISES WILL BE DEMOLISHED AS PROVIDED IN SECTION 6.1 AND NEITHER LANDLORD NOR ANYONE ACTING ON LANDLORD'S BEHALF HAS MADE ANY WARRANTY, REPRESENTATION, COVENANT OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES;
(3) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD OR ANYONE ACTING ON LANDLORD'S BEHALF, EXCEPT AS TO DEMOLITION OF THE EXISTING IMPROVEMENTS AS NOTED WITHIN SECTION 6.1; (4) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED,

IMPLIED OR STATUTORY, THAT APPLY TO ANY PROPERTY BEYOND THE DESCRIPTION OF THE PREMISES, AND; (5) NEITHER LANDLORD NOR ANYONE ACTING ON BEHALF OF LANDLORD HAS MADE ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WRITTEN OR ORAL, STATUTORY OR OTHERWISE CONCERNING THE PREMISES, INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING: (i) THE CONDITION OF TITLE TO THE PREMISES; (ii) THE NATURE, PHYSICAL CONDITION OR OTHER ASPECT OF THE PREMISES; (iii) THE INCOME OR EXPENSE AS GENERATED, PAID OR INCURRED IN CONNECTION WITH THE PREMISES; (iv) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN ANY MATERIALS DELIVERED TO TENANT BY ANY PERSON OTHER THAN LANDLORD OR LANDLORD'S AGENTS OR AFFILIATES OR OBTAINED BY TENANT FROM ANY PERSON OTHER THAN LANDLORD OR LANDLORD'S AGENTS OR AFFILIATES IN CONNECTION WITH TENANT'S ENTERING INTO THIS LEASE (COLLECTIVELY, THE "DILIGENCE MATERIALS"); (v) THE DIMENSIONS, SIZE OR SQUARE FOOTAGE OF THE PREMISES; (vi) THE ABILITY OF TENANT TO OBTAIN ANY AND ALL NECESSARY ZONING, VARIANCES, GOVERNMENTAL APPROVALS OR PERMITS FOR TENANT'S INTENDED USE AND DEVELOPMENT OF THE PREMISES; (vii) THE STATUS OF THE CURRENT ZONING OR GOVERNMENTAL APPROVALS OF THE PREMISES; (viii) THE AVAILABILITY OF ANY UTILITIES; (ix) THE EXISTENCE OF HAZARDOUS SUBSTANCES IN, ON, ABOUT, NEAR, UNDER OR AFFECTING THE PREMISES; OR (x) THE COMPLIANCE OF THE PREMISES WITH ANY ENVIRONMENTAL LAWS OR ANY OTHER FEDERAL, STATE OR LOCAL LAWS, ORDINANCES, STATUTES, RULES OR REGULATIONS.

                                   ARTICLE 23
                                   ----------
                       INVALIDITY OF PARTICULAR PROVISIONS
                       -----------------------------------

     If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and may be enforced to the fullest extent permitted by law.

                                   ARTICLE 24
                                   ----------
                            ARBITRATION AND APPRAISAL
                            -------------------------

     24.1 (a) If any provision of this Lease expressly submits a dispute between the parties to arbitration, the dispute shall be determined by arbitration in the City of Scottsdale, Arizona, as follows: Either party shall notify the other party of its desire to arbitrate the matter in dispute and shall state in said notice the name and address of a qualified person, having no business, professional or personal relationship of any kind with either party, to act as arbitrator hereunder. Within thirty (30) days after receipt of such notice the other party shall give notice to the sender of the first mentioned notice, stating the name and address of a qualified person having no business, professional or personal relationship of any kind with either party, to act as arbitrator hereunder. The arbitrators thus specified shall be experienced in the field of the matter in dispute. Before proceeding to determine the matter in dispute, the arbitrators so appointed shall subscribe and swear to an oath fairly and impartially to determine such matter. If within thirty (30) days following the appointment of the latter of said arbitrators said two (2) arbitrators shall be unable to agree in respect of the matter in dispute, the said arbitrators shall appoint, by instrument in writing, as third arbitrator, a similarly qualified person having no business, professional or personal relationship of any kind with either party, who, upon taking a similar oath shall proceed with the two (2) arbitrators first appointed to determine the matter in dispute. The written decision of any two (2) of the arbitrators so appointed shall be binding and conclusive upon the parties hereto. If, after notice of the appointment of an arbitrator the other party shall fail, within the above specified period of thirty (30) days to appoint an arbitrator, such appointment of a similarly qualified arbitrator may be made upon application without notice by the person who shall have appointed an arbitrator, by the American Arbitration Association (or, if such association shall not then be in existence, such other organization, if any, as shall then have become the successor of said association; and if there shall be no successor, then in accordance with the then prevailing provisions of the laws of the State of Arizona relating to arbitration). If the two (2) arbitrators aforesaid shall be unable to agree within thirty (30) days following the appointment of the latter of said arbitrators upon the matter in dispute and shall fail to appoint in writing a third arbitrator within thirty (30) days thereafter, the necessary arbitrator shall be appointed by said association, or if any arbitrator appointed as aforesaid by either of the parties, by said association, or by the other two (2) arbitrators so appointed shall die, be disqualified or incapacitated or shall fail to refuse to act, before such matter shall have been determined, the necessary arbitrator shall be promptly appointed by the person or persons or association who or which appointed the arbitrator who shall have died, become disqualified, incapacitated or who shall have failed or refused to act, as aforesaid.

          (b) Landlord and Tenant shall each pay one half (1/2) the fees of the persons acting as arbitrators hereunder and the general expenses of such arbitration.

          (c) Landlord, Tenant, and any Leasehold Mortgagee shall each have the right to appear and be represented by counsel before said arbitrators and to submit such data and memoranda and present such oral testimony in support of their respective positions in the matter in dispute as each may deem necessary or appropriate in the circumstances.

     24.2 Unless otherwise expressly provided, any appraisals provided for in this Lease shall be conducted in the City of Scottsdale, Arizona, as follows:

          (a) Landlord shall at Landlord's cost cause an appraisal to be made and shall submit the same to the Tenant for approval. If the Tenant approves the appraisal, it shall be binding upon the Landlord and Tenant. If the Tenant does not approve the appraisal, the Tenant shall at Tenant's cost cause an appraisal to be made and shall submit the same to the Landlord for approval. If the Landlord approves the appraisal it shall be binding upon the Landlord and Tenant. If neither appraisal is approved, the two appraisers shall select a third appraiser who shall make an appraisal and the average of the three appraisals shall be binding upon Landlord and Tenant.

          (b) Each such appraiser shall be a certified Member of the American Institute of Real Estate Appraisers (or any successor of such institute, or if such institute or successor shall no longer be in existence, a recognized national association or institute of appraisers), and shall have not less than fifteen (15) years active experience as a real estate appraiser of commercial and retail properties in the Scottsdale, Arizona area.

          (c) Landlord and Tenant shall each pay one half (1/2) the cost of any third appraiser selected in accordance with this Section 24.2.

                                   ARTICLE 25
                                   ----------
                 SURRENDER OF PREMISES UPON TERMINATION OF LEASE
                 -----------------------------------------------

     Tenant covenants and agrees that, upon the termination of this Lease by lapse of time or otherwise, it will surrender, yield up, and deliver the Premises and all improvements thereon, except such operating equipment, trade fixtures and signs (whether or not such operating equipment, trade fixtures or signs are permanently affixed) as Tenant shall elect to remove, in good and clean condition, except the effects of ordinary wear and tear, depreciation arising from lapse of time, or damage by fire or other casualty, the elements, acts of God, or damage without fault of Tenant. Tenant shall repair any damage to the Premises caused by Tenant's removal of such operating equipment, fixtures and signs. Upon the termination of this Lease by lapse of time, Tenant shall have no further interest in the Premises and any holding over shall be an unlawful detainer and Tenant shall pay during such period a sum equal to one hundred fifty percent (150%) of Base Rent for such period.

                                   ARTICLE 26
                                   ----------
                             RIGHT TO CURE DEFAULTS
                             ----------------------

     26.1 If Tenant fails to perform any of the covenants or agreements in this Lease on the part of Tenant to be performed, Landlord may, at its election, in addition to all other remedies now or hereafter afforded or provided by law, after thirty (30) days written notice to Tenant and without Tenant commencing and thereafter diligently prosecuting a cure of such failure within such period of time, make good any such default or perform such covenants or agreements for or on behalf of Tenant, and any amount or amounts which Landlord shall advance on that behalf shall be repaid by Tenant, upon demand, with interest thereon at the rate specified in Section 28.3 hereof from the date of such advance to the repayment thereof in full.

     26.2 If Landlord fails to perform any of the covenants or agreements in this Lease on the part of Landlord to be performed and such failure shall subject Tenant or any of its customers or employees to any risk of personal or property damage, Tenant may, at its election, in addition to all other remedies now or hereafter afforded or provided by law, after thirty (30) days written notice to Landlord and without Landlord commencing and thereafter diligently prosecuting a cure of such failure within such period of time, make good any such default or perform such covenants or agreements for or on behalf of Landlord, and any amount or amounts which Tenant shall advance on that behalf shall be repaid by Landlord, upon demand, with interest thereon at the rate specified in Section 28.3 hereof from the date of such advance to the repayment thereof in full; and, if Landlord shall not repay any such amount or amounts upon demand, Tenant may deduct the same, together with interest thereon as aforesaid, from any installments of rent or other sums accruing under this Lease.

                                   ARTICLE 27
                                   ----------
                              PROVISIONS FOR NOTICE
                              ---------------------

     Any and all notices, demands or other communication required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally or is sent by Federal Express or some other "express mail" service that can verify receipt or refusal of receipt of delivery or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand, or other communication be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand, or other communication be given by express mail, it shall be deemed given upon receipt or refusal of receipt and if given by mail, such shall be conclusively deemed given three (3) business days after the deposit thereof in the United States mail addressed to the party to whom such notice, demand, or other communication is to be given at the Notice Addresses set forth in Article 1 hereof, provided that any party hereto may change its Notice Address provided by a written notice given in the manner aforesaid to the other party or parties hereto.

                                   ARTICLE 28
                                   ----------
                                  MISCELLANEOUS
                                  -------------

     28.1 If Tenant or any subtenant makes application to any governmental authority having jurisdiction for a permit or permits for the sale and/or serving of alcoholic beverages upon the Premises, Landlord agrees that it will interpose no objection to the issuance of any such permits, and will cooperate with the efforts of Tenant or its subtenants in obtaining such permits in such manner as Tenant or its subtenants may reasonably request.

     28.2 Subject to the provisions of Articles 19, 20 and 21 hereof, the terms, conditions, covenants, provisions and agreements herein contained shall be binding upon and inure to the benefit of Landlord, his successors and assigns, and Tenant, its successors and assigns.

     28.3 Any and all sums due from one party to another under the terms of this Lease and not paid within ten (10) days of the date due shall accrue interest, compounded monthly, from such due date until paid in full at the lesser of the highest rate permitted by applicable law or the Prime Rate on such due date plus four percent (4%) per year (such lesser rate, "Default Interest"). Notwithstanding any provision contained herein to the contrary, if any interest rate specified in this Lease is higher than the rate then permitted by law, such interest rate specified herein will automatically be adjusted from time to time to the maximum rate permitted by law.

     28.4 The term "Landlord" as used in this Lease shall refer to any party having an ownership interest in the land demised by this Lease only so long as such interest shall continue, and to such of the subsequent owners and successors in interest in Landlord's interest in the land only to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest. The liability of Landlord arising by reason of the execution hereof shall not operate or be construed as personal to said Landlord except to the extent of Landlord's interest in the land and this Lease, the liability of Landlord shall be limited to the extent of Landlord's interest in the land and this Lease, and no other assets of Landlord shall be affected by reason of any liability which Landlord may have to Tenant or to any other person by reason of the execution of this Lease, or acquisition of Tenant's interest in any subleases of all or any portion of the Premises, and, in addition, with respect to any obligation to hold and apply insurance or other moneys hereunder, any such moneys received by it to the extent not so applied, and any judgment, order, decree or other award in favor of Tenant shall be collectible only out of Landlord's interest in the land, this Lease, the rents, issues and profits therefrom and such insurance or other moneys.

     28.5 This Lease may be modified only by written agreement signed by Landlord and Tenant with the same formalities attendant as upon the execution of this Lease, it being the express intention of the parties hereto that no provision, term or condition of this Lease may be amended or varied, in any way, by an oral understanding or by any document not executed in accordance with this
Section 28.5.

     28.6 This Agreement may be executed in multiple counterparts, each of which, once so executed and delivered, shall be deemed an original, and all of which shall together constitute one and the same agreement, and shall be binding on the signatories; the signature of any party hereto to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     28.7 The parties hereto shall execute, for recording purposes, a Memorandum of Lease in conformity with the law and practice of the State of Arizona, and the same shall be placed of record at Tenant's expense. If requested by Landlord, Tenant shall, upon termination of this Lease as provided herein, execute and deliver to Landlord an appropriate release, in form proper for recording, of Tenant's interest in the Premises.

     28.8 This Lease shall be governed by and interpreted in accordance with the laws of the State of Arizona.

     28.9 In the event either Landlord or Tenant brings any action or proceeding for damages for any alleged breach of any provision of this Lease, to recover rents, or to enforce, protect or establish any right or remedy of either party, the prevailing party will be entitled to recover as part of, or incident to, such action or proceeding, all reasonable attorneys' fees, expert witness fees and other costs and expenses incurred in the preparation and processing of such action or proceedings.


             [Signature page follows. No further text on this page.]

     IN WITNESS WHEREOF, the parties hereto have sealed and executed these presents as of the Effective Date.

LANDLORD:                                      TENANT:

SUCIA SCOTTSDALE, LLC, a Delaware              KIERLAND CROSSING LLC, a Delaware
limited liability company                      limited liability company

By: Sucia Scottsdale II, LLC, a Delaware       By: GLIMCHER KIERLAND CROSSING, a
    limited liability company, its sole            Delaware limited liability company,
    member                                         its Managing Member
By: Sucia Holdings, LLC, a Washington
    limited liability company, its sole        By: GLIMCHER PROPERTIES LIMITED
    member                                         PARTNERSHIP, a Delaware limited
By: Sucia Manager, LLC, a Washington               partnership, its Sole Member
    limited liability company, its Manager
By: Vanguard City Home, LLC, an Arizona        By: GLIMCHER PROPERTIES CORPORATION, a
    limited liability company, its Manager         Delaware corporation, its General
By: ACC Homes, Inc., an Arizona corporation,       Partner
    its Manager


By:                                            By:
   ----------------------------------------        ----------------------------------
      Name:  A. Christopher Camberlango              Name: George A. Schmidt
      Title: President                               Its:  Executive Vice President


                                               WC KIERLAND CROSSING, LLC, a Delaware
                                               limited liability company

                                               By: Vanguard City Home, LLC, an Arizona
                                                   limited liability company, its Manager

                                               By: ACC Homes, Inc., an Arizona
                                                   corporation, its Manager

                                               By:
                                                   -----------------------------------
                                                     Name: A. Christopher Camberlango
                                                     Title: President

                                   EXHIBIT A-1

                                    Premises
                                    --------


The following legal description and any references contained therein are based upon that certain ALTA/ACSM Survey titled Dial Center, performed by DEI Professional Services, LLC, dated and signed on June 19, 2006 by Jason R. Kack R.L.S.# 33315.

A portion of the northwest quarter of Section 11 and the southwest quarter of
Section 2, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona being described as follows:

COMMENCING at a brass cap in hand hole found at the northwest corner of said
Section 11, also being the point of intersection of the monumented centerlines of Greenway-Hayden Loop and Scottsdale Road, from which a brass cap in hand hole found at the intersection of the monumented centerlines of Scottsdale Road and Butherus Road bears South 01(degree)08'00" West, 1100.20 feet;

Thence South 89(degree)40'34" East, along the monumented centerline of Greenway-Hayden Road, a distance of 65.07 feet to brass cap in hand hole and a point on a non-tangent curve, the radius point of which bears North 00(degree)19'08" East, 2,000.00 feet;

Thence easterly, along the arc of said curve to the left and said monumented centerline of Greenway-Hayden Loop, through a central angle of 16(degree)55'21", an arc distance of 590.71 feet;

Thence South l6(degree)36'13" East, 65.00 feet to a point on a line lying 65.00 feet south of and parallel to said monumented centerline of Greenway-Hayden Loop and the TRUE POINT OF BEGINNING;

Thence continuing South 16(degree)36'13" East, 40.25 feet to a point of curvature having a radius of 150.00 feet;

Thence southerly along said curve to the right through a central angle of 17(degree)44'55", an arc distance of 46.47 feet;

Thence South 01(degree)08'42" West, 1000.15 feet to a point on a line lying
50.00 feet north of and parallel to the monumented centerline of Butherus Road;

Thence North 88(degree)51'18" West, along said line lying 50.00 feet north of and parallel to the monumented centerline of Butherus Road, 594.92 feet to a point of curvature having a radius of 20.00 feet;

Thence northwesterly, along the arc of said curve to the right, through a central angle of 89(degree)59'18", an arc distance of 39.26 feet to a point on a line lying 65.00 feet east of and parallel to the monumented centerline of Scottsdale Road;

Thence North 01(degree)08'00" East, along said line lying 65.00 feet east of and parallel to the monumented centerline of Scottsdale Road, 941.49 feet to a point of curvature having a radius of 20.00 feet;

Thence northeasterly, along the arc of said curve to the right, through a central angle of 88(degree)40'15", an arc distance of 30.95 feet to a point on a line lying 65.00 feet south of and parallel to the monumented centerline of Greenway-Hayden Loop and a point of reverse curvature having a radius of 2,065.00 feet;

Thence easterly, along the arc of said curve to the left and said line lying
65.00 feet south of and parallel to the monumented centerline of Greenway-Hayden Loop, through a central angle of 16(degree)24'28", an arc distance of 591.35 feet to the TRUE POINT OF BEGINNING.

                                   EXHIBIT A-2

                                  Complete Site
                                  -------------

See Exhibits A-1 and A-3, collectively.

                                   EXHIBIT A-3

                            Landlord's Retained Land
                            ------------------------


The following legal description and any references contained therein are based upon that certain ALTA/ACSM Survey titled Dial Center, performed by DEI Professional Services, LLC, dated and signed on June 19, 2006 by Jason R. Kack, R.L.S.# 33315.

Parcel 2:

A portion of the northwest quarter of Section 11 and the southwest quarter of
Section 2, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona being described as follows:

COMMENCING at a brass cap in hand hole found at the northwest corner of said
Section 11, also being the point of intersection of the monumented centerlines of Greenway-Hayden Loop and Scottsdale Road, from which a brass cap in hand hole found at the intersection of the monumented centerlines of Scottsdale Road and Butherus Road bears South 01(degree)08'00" West, 1100.20 feet; thence South 89(degree)40'34" East, along the monumented centerline of Greenway-Hayden Road,
65.07 feet to brass cap in hand hole and a point on a non-tangent curve, the radius point of which bears North 00(degree)19'08" East, 2,000.00 feet; thence easterly, along the arc of said curve to the left and said monumented centerline of Greenway-Hayden Loop, through a central angle of 16(degree)55'21", an arc distance of 590.71 feet; thence South 16(degree)36'13" East, 65.00 feet to a point on a line lying 65.00 feet south of and parallel to said monumented centerline of Greenway-Hayden Loop and the TRUE POINT OF BEGINNING, said point also being the beginning of a curve to the left, from which the radius point bears North 16(degree)36'13" West, 2,065.00 feet;

Thence easterly along the arc of said curve to the left and said line lying
65.00 feet south of and parallel to the monumented centerline of Greenway-Hayden Loop, through a central angle of 09(degree)03'32", an arc distance of 326.49 feet to a point of reverse curvature having a radius of 20.00 feet;

Thence easterly, along the arc of said curve to the right, through a central angle of 93(degree)29'01", an arc distance of 32.63 feet to a point on a line lying 30.00 feet west of and parallel to the monumented centerline of 73rd Street also being a point of compound curvature, having a radius of 370.00 feet;

Thence southerly, along the arc of said curve lying 30.00 feet west of and parallel to the monumented centerline of 73rd Street, through a central angle of 24(degree)00'27", an arc distance of 155.03 feet;

Thence South 01(degree)08'27" West, along said line lying 30.00 feet west of and parallel to the monumented centerline of 73rd Street, 242.03 feet;

Thence North 88(degree)51'18" West, 340.01 feet;

Thence North 01(degree)08'42" East, 195.17 feet to a point of curvature having a radius of 150.00 feet;

Thence northerly, along the arc of said curve to the left, through a central angle of 17(degree)44'55", an arc distance of 46.47 feet;

Thence North 16(degree)36'13" West, a distance of 40.25 feet to the TRUE POINT OF BEGINNING.


Parcel 3:

A portion of the northwest quarter of Section 11, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona being described as follows:

COMMENCING at a brass cap in hand hole found at the northwest corner of said
Section 11, also being the point of intersection of the monumented certerlines of Greenway-Hayden Loop and Scottsdale Road, from which a brass cap in hand hole found at the intersection of the monumented centerlines of Scottsdale Road and Butherus Road bears South 01(degree)08'00" West, 1100.20 feet;

Thence South 89(degree)40'34" East, along the monumented centerline of Greenway-Hayden Road, 65.07 feet to brass cap in hand hole and a point on a non-tangent curve, the radius point of which bears North 00(degree)19'08" East, 2,000.00 feet;

Thence easterly, along the arc of said curve to the left and said monumented centerline of Greenway-Hayden Loop, through a central angle of 16(degree)55'21", an arc distance of 590.71 feet;

Thence South 16(degree)36'13" East, a distance of 65.00 feet to a point on a line lying 65.00 feet south of and parallel to said monumented centerline of Greenway-Hayden Loop;

Thence continuing South 16(degree)36'13" East, 40.25 feet to a point of curvature having a radius of 150.00 feet;

Thence southerly along said curve to the right through a central angle of 17(degree)44'55", an arc distance of 46.47 feet;

Thence South 01(degree)08'42" West, 195.17 feet to the TRUE POINT OF BEGINNING;

Thence South 88(degree)51'18" East, 340.01 feet to a point on a line lying 30.00 feet west of and parallel to the monumented centerline of 73rd Street;

Thence South 01(degree)08'27" West, along said line lying 30.00 feet west of and parallel to the monumented centerline of 73rd Street, 556.98 feet;

Thence North 88(degree)51'18" West, 340.05 feet;

Thence North 01(degree)08'42" East, 556.98 feet to the TRUE POINT OF BEGINNING.


Parcel 4:

A portion of the northwest quarter of Section 11, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona being described as follows:

COMMENCING at a brass cap in hand hole found at the northwest corner of said
Section 11, also being the point of intersection of the monumented centerlines of Greenway-Hayden Loop and Scottsdale Road, from which a brass cap in hand hole found at the intersection of the monumented centerlines of Scottsdale Road and Butherus Road bears South 01(degree)08'00" West, 1100.20 feet;

Thence South 89(degree)40'34" East, along the monumented centerline of Greenway-Hayden Road, 65.07 feet to brass cap in hand hole and a point on a non-tangent curve, the radius point of which bears North 00(degree)19'08" East, 2,000.00 feet;

Thence easterly, along the arc of said curve to the left and said monumented centerline of Greenway-Hayden Loop, through a central angle of 16(degree)55'21", an arc distance of 590.71 feet;

Thence South 16(degree)36'13" East, a distance of 65.00 feet to a point on a line lying 65.00 feet south of and parallel to said monumented centerline of Greenway-Hayden Loop;

Thence continuing South 16(degree)36'13" East, 40.25 feet to a point of curvature having a radius of 150.00 feet;

Thence southerly along said curve to the right through a central angle of 17(degree)44'55", an arc distance of 46.47 feet;

Thence South 01(degree)08'42" West, 752.15 feet to the TRUE POINT OF BEGINNING;

Thence South 88(degree)51'18" East, 340.05 feet to a point on a line lying 30.00 feet west of and parallel to the monumented centerline of 73rd Street;

Thence South 01(degree)08'27" West, along said line lying 30.00 feet west of and parallel to the monumented centerline of 73rd Street, 223.00 feet to a point of curvature having a radius of 25.00 feet;

Thence westerly, along the arc of said curve to the right, through a central angle of 90(degree)00'15", an arc distance of 39.27 feet to a point on a line lying 50.00 feet north of and parallel to the monumented centerline of Butherus Road;

Thence North 88(degree)51'18" West, along said line lying 50.00 feet north of and parallel to the monumented centerline of Butherus Road, 315.07 feet;

Thence North 01(degree)08'42" East, 248.00 feet to the TRUE POINT OF BEGINNING.